                       PURCHASE AGREEMENT

                          By and Among

                        EEX Corporation,

             Warburg, Pincus Equity Partners, L.P.,

      Warburg, Pincus Netherlands Equity Partners I, C.V.,

     Warburg, Pincus Netherlands Equity Partners II, C.V.,

                              and

     Warburg, Pincus Netherlands Equity Partners III, C.V.,


        Series B 8% Cumulative Perpetual Preferred Stock
                    Warrants for Common Stock

                       December 22, 1998



                        TABLE OF CONTENTS

ARTICLE I.DEFINITIONS                                           1
     Section 1.1 Definitions                                    1
     Section 1.2 References and Titles                         10

ARTICLE II.PURCHASE OF THE SECURITIES                          11
     Section 2.1 Purchase of the Securities                    11

ARTICLE III.REPRESENTATIONS AND WARRANTIES OF THE COMPANY      11
     Section 3.1 Organization, Standing and Power              11
     Section 3.2 Subsidiaries                                  12
     Section 3.3 Capital Structure                             12
     Section 3.4 Authority; No Violations; Approvals           13
     Section 3.5 SEC Documents                                 15
     Section 3.6 Absence of Certain Changes or Events          16
     Section 3.7 No Undisclosed Material Liabilities           16
     Section 3.8 No Default                                    17
     Section 3.9 Compliance with Applicable Laws               17
     Section 3.10                                      Litigation  18
     Section 3.11                 Title to Oil and Gas Properties  18
     Section 3.12                       Title to Other Properties  19
     Section 3.13                           Intentionally Omitted  19
     Section 3.14                              Certain Agreements  19
     Section 3.15                            Status of Securities  20
     Section 3.16                    Tax Returns and Tax Payments  20
     Section 3.17                          Employee Benefit Plans  21
     Section 3.18                                   Labor Matters  23
     Section 3.19                             Intangible Property  23
     Section 3.20                           Environmental Matters  24
     Section 3.21                                       Insurance  25
     Section 3.22                                     Prepayments  26
     Section 3.23                                  Gas Imbalances  26
     Section 3.24                                  Reserve Report  26
     Section 3.25                             Reverse Stock Split  27
     Section 3.26                           No Brokers or Finders  27
     Section 3.27                                            Vote  27
     Section 3.28                   Amendment to Rights Agreement  27

ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF PURCHASERS        27
     Section 4.1 Organization, Standing and Power              27
     Section 4.2 Authority; Approvals                          28
     Section 4.3 Litigation                                    28
     Section 4.4 Investment Intent                             28
     Section 4.5 Transfer Restrictions                         28
     Section 4.6 Purchaser Status                              29
     Section 4.7 No Brokers or Finders                         30
     Section 4.8 Ownership of Shares                           30
     Section 4.9 Financing                                     30

ARTICLE V.COVENANTS                                            30
     Section 5.1 Confidentiality                               30
     Section 5.2 Affirmative Covenants of the Company          30
     Section 5.3 Negative Covenants of the Company             31
     Section 5.4 Approvals                                     33
     Section 5.5 HSR Act Notification                          33
     Section 5.6 Notification of Certain Matters               33
     Section 5.7 Board of Directors                            34
     Section 5.9 Shareholders Meeting                          35
     Section 5.10                                      Standstill  36
     Section 5.11                   Registration Rights Agreement  38
     Section 5.12                                 Use of Proceeds  38
     Section 5.13                        Share Repurchase Program  38
     Section 5.14                               Change of Control  38
     Section 5.15                               Preemptive Rights  40
     Section 5.16                    Allocation to Stated Surplus  40
     Section 5.17                                    Cooperation.  40

ARTICLE VI.CONDITIONS PRECEDENT TO CLOSING                     41
     Section 6.1 Conditions Precedent to Each Party's Obligation41
     Section 6.2 Conditions Precedent to Obligation of Purchasers
            41
     Section 6.3 Conditions Precedent to Obligations of Company42

ARTICLE VII.CLOSING                                            43
     Section 7.1 Closing                                       43
     Section 7.2 Actions to Occur at the Closing               43

ARTICLE VIII.TERMINATION                                       44
     Section 8.1 Termination                                   44
     Section 8.2 Effect of Termination                         44

ARTICLE IX.RECOVERY OF FEES                                    45

ARTICLE X.MISCELLANEOUS                                        45
     Section 10.1                          Survival of Provisions  45
     Section 10.2              No Waiver; Modification in Writing  45
     Section 10.3                            Specific Performance  46
     Section 10.4                                    Severability  46
     Section 10.5                               Fees and Expenses  46
     Section 10.6                             Parties in Interest  46
     Section 10.7                                         Notices  47
     Section 10.8                                    Counterparts  47
     Section 10.9                                Entire Agreement  47
     Section 10.10                                  Governing Law  48
     Section 10.11                           Public Announcements  48
     Section 10.12                                     Assignment  48
     Section 10.13                 Director and Officer Liability  48
     Section 10.14                                       Headings  48




     Exhibit 6.2(h)      Statement of Resolution
     Exhibit 7.2(b)(ii)(A)    Form of Series A Warrants
     Exhibit 7.2(b)(ii)(B)    Form of Series B Warrants
     Exhibit 7.2(b)(ii)(C)    Form of Series C Warrants
     Exhibit 7.2(b)(iv)  Form of Registration Rights Agreement
                       PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated as of December 22, 1998, by and among EEX Corporation , a Texas corporation (together with its successors, if any, the "Company"), and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V. a Dutch limited partnership and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (collectively, the "Purchasers").

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE I.
                           DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Agreement" means this Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     "Approval" means any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration or any waiver of the foregoing, or any notice, statement or other communication required to be filed with, delivered to or obtained from any Governmental Entity or any other Person.

     "Articles  of  Incorporation" means the  Company's  Restated
Articles of Incorporation, as amended from time to time.

     "Authorized  Preferred Stock" has the meaning set  forth  in
Section 3.3(a).

     "Beneficially Own" or "Beneficial Ownership" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

     "Benefit Plans" has the meaning set forth in Section 3.17.

     "Board" means the Board of Directors of the Company. "Business Combination" means (i) any consolidation, merger,
share   exchange  or  similar  business  combination  transaction
involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas or New York City, New York generally are authorized or required by law or other government actions to close.

     "Bylaws" mean the Company's bylaws, as amended from time to time.

     "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     "Change of Control" shall mean any event constituting (a) the consummation of any Business Combination except where (i) the shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock immediately prior to such consummation) (x) forty percent (40%) or more of the Voting Stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, and (y) forty percent (40%) or more of the outstanding common stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, (ii) the members of the Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the Board or the board of directors of the surviving entity immediately after such Business Combination, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the Board or the board of directors of the surviving entity and (iii) no Non-Financial Person or 13d Group of Non-Financial Persons is the Beneficial Owner of 20% or more of the total outstanding Voting Stock or common stock of the surviving entity and no Financial Person or 13d Group of Financial Persons is the Beneficial Owner of 35% or more of the total outstanding Voting Stock or common stock of the surviving entity or (b) any Non-Financial Person or 13d Group of Non-Financial Persons acquiring Beneficial Ownership of 20% or more of the total outstanding Voting Stock or Common Stock of the Company or any Financial Person or 13d Group of Financial Persons acquiring Beneficial Ownership of 35% or more of the total outstanding Voting Stock or Common Stock of the Company.

     "Change of Control Exchange Date" has the meaning set forth in Section 5.14.

     "Closing" has the meaning set forth in Section 7.1.

     "Closing Date" has the meaning set forth in Section 7.1.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

     "Common Stock" means the Company's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Warrants.

     "Company" has the meaning set forth in the introductory paragraph hereof.

     "Company  Disclosure Schedule" has the meaning set forth  in
Article III.

     "Company  Options"  has the meaning  set  forth  in  Section
3.3(d).

     "Company SEC Documents" has the meaning set forth in Section
3.5.

     "Confidential Information" means all information about the Company furnished to the Purchasers or any of their Representatives by the Company or any of its Representatives, but shall exclude information that (i) is in the possession of the Purchasers or their Representatives prior to receipt from the Company, (ii) is or becomes available in the public domain, other than as a result of an unauthorized disclosure by Purchasers or its Representatives, or (iii) is not acquired from the Company or any other person known by the Purchasers or its Representatives to be subject to a confidentiality agreement with the Company.

     "Contracts" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which the Company or any of its Subsidiaries is a party or is otherwise bound.

     "Credit Agreement" means, that certain Credit Agreement, dated as of May 1, 1995 among the Company, as borrower, The Chase Manhattan Bank, as administration agent, and the lenders signatory thereto, as the same may from time to time be amended or supplemented.

     "Cure   Period"  has  the  meaning  set  forth  in   Section
8.1(b)(i).

     "Debt" has the meaning set forth in the Credit Agreement.

     "EEX  Rights Agreement" has the meaning set forth in Section
3.28.

     "Environmental  Laws" has the meaning set forth  in  Section
3.20.
     "ERISA" has the meaning set forth in Section 3.17.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Financial Person" means any Person that (i) is, or holds itself out as being, engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities, and (ii) together with its Affiliates is not engaged in (x) any significant activities other than financial services, insurance or investment activities or (y) directly or indirectly through Affiliates in any industrial activities, including the oil and gas and energy industry.

     "Fully-Diluted Common Stock" means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable upon the exercise of the then outstanding
Warrants.

     "GAAP" has the meaning set forth in Section 3.5(b).

     "Governmental Entity" means any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise, (ii) federal, state or local, or (iii) domestic or foreign.

     "Hazardous  Materials" has the meaning set forth in  Section
3.20.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended.

     "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

     "Intangible Property" has the meaning set forth  in  Section
3.19.

     "Knowledge" of any Person means the actual knowledge of such Person's executive and financial officers and directors, in each case after reasonable inquiry of such other officers of such Person with direct responsibility for the Person's business relating to such knowledge.

     "Law" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including Environmental
Laws) now in effect.

     "Lien" means any mortgage, lien, pledge, encumbrance, easement, charge or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Litigation" has the meaning set forth in Section 3.10(a).

     "Market Price" means, with respect to a particular security on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market, if such security is traded over-the-counter and quoted on the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of such security shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

     "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event or occurrence that is materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries taken as a whole , but excluding any such effect, change, event or occurrence resulting from (i) changes in general economic conditions or
(ii) effects, changes, events or occurrences in the Company's industry generally (including without limitation any regulatory changes or changes in prices for oil or gas), in each case which do not have a materially disproportionate effect on the business, operations or properties of the Company or its Subsidiaries as compared to general economic conditions or the Company's industry as a whole, respectively.

     "Material  Contracts" has the meaning given  it  in  Section
3.14(a).

     "Material Subsidiary" means any Subsidiary that, together with all Subsidiaries of such Subsidiary, (i) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries or
(ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 5% of the consolidated assets of the Company and its Subsidiaries all as shown on the consolidated financial statements of the Company and its Subsidiaries; provided, that notwithstanding the above, Enserch Far East Ltd., EEX Operating L.P. and EEX Operating LLC. shall be Material Subsidiaries.

     "Modified Fully-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, plus all shares of Voting Stock or common stock acquirable pursuant to, or constituting, Common Stock Equivalents, but excluding 50% of the Voting Stock or common stock acquirable pursuant to then outstanding Warrants.

     "Modified Non-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, and without giving effect to outstanding Common Stock Equivalents, but including (i) 50% of the shares of common stock then acquirable upon exercise of the then outstanding Warrants and (ii) the number of shares of common stock equal to (a) the aggregate Market Price as of the date of such Business Combination of all shares of common stock acquirable upon exercise of all outstanding employee stock options of the relevant entity that have an exercise price of less than the Market Price of common stock as of the date of such Business Combination less the aggregate exercises price of all such options divided by (b) the Market Price of common stock as of the date of such Business Combination.

     "New Securities" means any shares of Capital Stock or other equity securities (within the meaning of Rule 16a-1(d) promulgated under the Exchange Act), including debt that is convertible or exchangeable for Capital Stock and any warrants or other rights to purchase Capital Stock sold for cash, other than securities marketed to at least 25 investors, sold in an underwritten private offering and available for resale pursuant to Rule 144A or Regulation S promulgated under the Securities Act, and securities sold in an underwritten offering pursuant to a registration statement effective under the Securities Act.

     "Non-Financial Person" means any Person that is not a Financial Person.

     "Oil and Gas Properties" means leasehold and other interests in oil, gas and other mineral properties owned or otherwise held in the name of the Company or any of its Subsidiaries including without limitation all direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other nonworking interests and nonoperating interests; all interests in rights with respect to Hydrocarbons and other minerals or revenues therefrom; all Contracts Interests and claims and rights thereto, surface interests, fee interests, reversionary interests, reservations, production sharing interests and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, and all material files, records and data owned by, or in the actual or constructive possession of, the Company or its Subsidiaries relating to the foregoing, including all material title records, geological, geophysical and seismic records, data and information, production records, electric logs, core data, pressure data and other related matters of a non-interpretive nature associated therewith.

     "Order" means any decree, injunction, judgment, settlement, order, ruling, assessment or writ of a court.

     "PBGC" has the meaning given to it in Section 3.17(iii).

     "Permitted Liens" means:

     (a) Liens upon any property presently owned or hereafter acquired, created at the time of acquisition to secure a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Company or one of its Material Subsidiaries, provided that every such Lien shall apply only to the property so acquired and fixed improvements thereon;

     (b) any extension, renewal, or refunding of any Lien permitted by Section 9.02(a) of the Credit Agreement, if limited to the same property subject to, and securing not more than the amount secured by, the Lien extended, renewed or refunded;

     (c) the pledge of current assets in the ordinary course of business, to secure current liabilities;

     (d) Liens upon (i) property, to secure obligations to pay all or a part of the purchase price of such property only out of or measured by the production, or the proceeds of such production, from such property of oil or gas or products or by-products thereof, or (ii) the production from property of oil or gas or products or by-products thereof, or the proceeds of such production, to secure obligations to pay all or a part of the expenses of exploration, drilling or development of such property only out of such production or the proceeds of such production;

     (e) mechanics' or materialmen's liens, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money) deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges, Liens given in connection with bid or completion bonds; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established.

     (f) any Lien arising by reason of deposits with, or the giving of any form of security to, any Governmental Entity created or approved by Law for any purposes at any time as required by Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the company or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established;

     (g) the pledge or assignment of accounts receivable, including customers' installment paper, to banks or others made in the ordinary course of business (including to or by a Subsidiary which is principally engaged in the business of financing the business of the Company and its Subsidiaries);

     (h) the Liens of taxes or assessments for the then current year or not at the time due, or the Liens of Taxes already due but the validity of which is being contested in good faith by appropriate action and against which an adequate reserve has been established;

     (i)   any judgment or Lien against the Company or a Material
Subsidiary, so long as the finality of such judgment is being contested in good faith by appropriate action and the execution thereon is stayed;

     (j) assessments or similar encumbrances, the existence of which does not impair the value or the use of the property subject thereto for the purposes for which it was acquired;

     (k)   landlords'  liens  on fixtures  and  movable  property
located   on  premises  leased  by  the  Company  or  a  Material
Subsidiary in the ordinary course of business so long as the rent secured thereby is not in default;

     (l) Liens on the assets of any limited liability company organized under a limited liability company act of any state in which a limited liability company is treated as a partnership for federal income tax purposes; provided that neither the Company nor any Material Subsidiary is liable for the debt of such limited liability company; and

     (m) other Liens on any Properties of the Company or any Subsidiary with an aggregate value not exceeding 1% of the book value of the total assets of the Company on a consolidated basis.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PS"  means  the Company's Series B 8% Cumulative  Perpetual
Preferred Stock, no par value per share.

     "Purchase  Price"  has  the meaning  set  forth  in  Section
2.1(b).

     "Purchasers" has the meaning set forth in the introductory paragraph hereto.

     "Purchaser's Expenses" means all reasonable out-of-pocket fees, costs and expenses incurred by Purchasers in connection with its due diligence efforts or the transactions contemplated by this Agreement and the other Transaction Documents, including
(i) fees, costs and expenses of its accountants, counsel and other similar advisors and (ii) fees paid to any Governmental Entity (including fees payable in connection with filings under the HSR Act pursuant to Section 5.5), but excluding any commitment, underwriting fee or similar fees paid by Purchasers to any third party lender or underwriter in connection with any debt financing obtained by Purchasers with respect to the transactions contemplated by this Agreement.

     "Registration  Rights  Agreement"  means  the   Registration
Rights Agreement in the form of Exhibit 7.2(b)(iv).

     "Release" has the meaning set forth in Section 3.20.

     "Remedial Action" has the meaning set forth in Section 3.20.

     "Representatives"   of  any  Person  means   the   officers,
directors, employees, agents and other representatives of such Person.

     "Reserve Report" means the proved oil and gas reserve reports concerning the Oil and Gas Properties as of December 31, 1997 and prepared by Netherland, Sewell & Associates.

     "Rights  Agreement"  has the meaning set  forth  in  Section
5.10(d).

     "Rule 144" means Rule 144 under the Securities Act of 1933, as amended, and any successor rule thereto.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Shares and the Warrants.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Series A Warrants" means the ten year warrants to purchase 10,500,000 shares of Common Stock, at an exercise price of $12 per share (as may be adjusted from time to time as set forth therein), in substantially the form of Exhibit 7.2(b)(ii)(A).

     "Series B Warrants" means the seven year warrants to purchase 2,500,000 shares of Common Stock, at an exercise price of $12 per share (as may be adjusted from time to time as set forth therein), in substantially the form of Exhibit 7.2(b)(ii)(B).

     "Series C Warrants" means the seven year warrants to purchase 8,000,000 shares of Common Stock, at an exercise price of $12 per share (as may be adjusted from time to time as set forth therein), in substantially the form of
Exhibit 7.2(b)(ii)(C).

     "Shares" means the 1.5 million shares of PS purchased by Purchasers pursuant to this Agreement.

     "Statement of Resolution" shall mean the Statement of Resolution in the form attached hereto as Exhibit 6.1(h).

     "Stock Plans" means the Company's stock option, stock incentive or other similar plans.

     "Subsidiary" means, (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and another Subsidiary, or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Tax" or "Taxes" has the meaning set forth in Section 3.16.

     "Tax Return" has the meaning set forth in Section 3.16.

     "13d  Group"  means  a group within the meaning  of  Section
13(d)(3) of the Exchange Act.

     "Transaction Documents" means this Agreement, the  Statement
of   Resolution,   the  Warrants  and  the  Registration   Rights
Agreement.

     "Transfer" has the meaning set forth in Section 4.5.

     "Underlying  Shares"  means  the  shares  of  Common   Stock
issuable upon exercise of the Warrants in accordance with the terms thereof and any shares of Common Stock paid as dividends on the PS.

     "Unit" shall mean (i) a Series A Warrant exercisable for seven shares of Common Stock (as such number of shares is adjusted from time to time pursuant to the terms of the Warrants), (ii) a Series B Warrant or a Series C Warrant in either case exercisable for seven shares of Common Stock (as such number of shares is adjusted from time to time pursuant to the terms of the Warrants) or cash consideration in lieu thereof and
(iii) one share of PS and the shares (or fraction thereof) of PS and Common Stock paid to Purchaser after Closing as dividends in respect of one share of PS issued at Closing.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person; provided that if such Person has more than one class or series of Voting Stock, any calculation as to a percentage of such Voting Stock shall be made with respect to the percentage of votes entitled to be cast in respect of such Voting Stock in such circumstances.

     "Warburg" has the meaning set forth in Section 5.7(a).

     "Warrants" mean the Series A Warrants, Series B Warrants and
Series C Warrants.

     Section 1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural forms of such defined terms.
                           ARTICLE II.
                   PURCHASE OF THE SECURITIES

     Section 2.1    Purchase of the Securities.

     (a)   Subject to the terms and conditions herein set  forth,
the Company will sell to Purchasers, and Purchasers will purchase
from  the  Company,  the  Securities,  as  allocated  among   the
Purchasers as set forth in Exhibit 2.1.

     (b) The aggregate purchase price payable for the Securities shall be $150 million (the "Purchase Price").

     (c) Delivery of the Securities shall be made at Closing by delivery to Purchasers, against payment of the Purchase Price therefor as provided herein, of (i) one or more share certificates, registered in the name and amounts requested by the Purchasers at least two Business Days prior to Closing, representing an aggregate of 1.5 million shares of PS and
(ii) the Warrants, all to be purchased at Closing by Purchasers hereunder.

     (d) Payment of the Purchase Price for the Securities to be purchased hereunder shall be made by or on behalf of Purchasers by wire transfer of immediately available funds to an account of the Company (the number for which account shall have been furnished to Purchasers at least two Business Days prior to the Closing Date).

                          ARTICLE III.
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchasers as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement by reference to the Section of this Agreement so qualified and delivered by the Company to Purchasers prior to the date of this Agreement (the "Company Disclosure Schedule") and made a part hereof by reference):

     Section  3.1    Organization, Standing and Power.   Each  of
the Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other such entity power and authority to own its properties and carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Purchasers prior to the execution of this Agreement complete and correct copies of its Articles of Incorporation and Bylaws and, in the case of the Company's Material Subsidiaries, made available similar organizational documents in each case, as in effect on the date of this Agreement.

     Section 3.2 Subsidiaries. Schedule 3.2 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each Material Subsidiary of the Company, together with the jurisdiction of incorporation or organization and the percentage of each Material Subsidiary's outstanding share capital (or other voting or equity securities or interests, as applicable) owned by the Company or another Subsidiary of the Company. Except as set forth in Schedule 3.2 of the Company Disclosure Schedule, all the outstanding shares of share capital (or other voting or equity securities or interests, as applicable) of each Material Subsidiary of the Company have been validly issued and are fully paid and nonassessable (with respect to corporate Subsidiaries) and are owned directly or indirectly by the Company, free and clear of all Liens except for Permitted Liens. Except for the shares or capital stock of its Subsidiaries and the partnership interests listed in Schedule 3.2 of the Company Disclosure Schedule, as of the date hereof, the Company does not own, directly or indirectly, any share or capital stock (or other voting or equity securities or interests, as applicable) of any corporation, limited liability company, partnership, joint venture or other entity which is material to the business of the Company and its Subsidiaries taken as a whole.

     Section 3.3    Capital Structure.

     (a) The authorized Capital Stock of the Company consists of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value, which may be divided into and issued in one or more series upon the creation thereof by the Board (the "Authorized Preferred Stock"), of which, as of the date of this Agreement, (A) 42,383,476 shares of Common Stock are issued and outstanding, (B) 2,613,662 shares of Common Stock have been authorized and reserved for issuance under the Benefit Plans, (C) 17,204 shares of Common Stock are held by the Company in its treasury and (D) no shares of Common Stock are held by any of the Company's Subsidiaries. Except as described in this
Section 3.3, the Company has no authorized, issued or outstanding shares or Capital Stock as of the date of this Agreement.

     (b) As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which holders of Common Stock or Authorized Preferred Stock may vote, including without limitation the transactions contemplated by this Agreement and the other Transaction Documents.

     (c) There are no restrictions or limitations, contractual or otherwise, binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is subject that prohibit or limit the enforceability of the terms and provisions of the Statement of Resolution or, except as provided for in the Warrants, will prohibit or limit the right of a holder of Warrants to exercise Warrants for shares of Common Stock; and the exercise of any Warrants for shares of Common Stock will not violate or result in or constitute a default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound;

     (d) There are no outstanding warrants, share or stock options, share or stock appreciation rights or other rights to receive or purchase any Capital Stock of the Company or any of its Subsidiaries granted under the Stock Plans or otherwise except as set forth in Schedule 3.3(d) of the Company Disclosure Schedule (such warrants, share or stock options, shares or stock appreciation rights or other rights disclosed thereon, collectively, the "Company Options"). Except for the Company Options and except as provided in the Transaction Agreements, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any Capital Stock of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in
Schedule 3.3(d) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries (contingent or otherwise) to repurchase, redeem or otherwise acquire any Capital Stock of the Company or any of its Subsidiaries or any security exchangeable for or convertible into such Capital Stock. All of the Company's Stock Plans are listed on Schedule 3.3(d).

     (e) All outstanding Capital Stock of the Company and its Subsidiaries are, and all shares which may be issued upon exercise of the Warrants will be, when issued and upon delivery of the exercise price, if any, payable with respect thereto, duly authorized, validly issued, fully paid and nonassessable and, except as provided in Section 5.15, not subject to preemptive or similar rights.

     (f) Except as contemplated hereby or in the other Transaction Documents or as set forth in Schedule 3.3(f) of the Company Disclosure Schedule, there are not any registration rights agreements, shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations to which the Company or any Subsidiary is a party or bound with respect to the registration with any Government Entity, or the voting or disposition of any Capital Stock of the Company or any of its Subsidiaries and, to the Company's Knowledge there are no other shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations among the shareholders of the Company with respect to the voting or disposition of any Capital Stock of the Company or any of its Subsidiaries.

     Section 3.4    Authority; No Violations; Approvals.

     (a) The Board has approved this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and declared this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby to be in the best interests of the Company. The Board has approved the acquisition of the Securities and, upon any exercise of the Warrants or any declaration of a dividend, the issuance of the Underlying Shares by the Purchaser hereunder, and this approval by the Board satisfies the approval requirements of Article 13.03.A(1) of the Texas Business Corporation Act with respect to the transactions contemplated by this Agreement (including the actions contemplated or referenced in Sections 5.10(a) and 5.15). The Board by a vote of not less than a majority of the "Continuing Directors" (as defined in the Company's Articles of Incorporation) holding office as of such date expressly approved, in advance of the acquisition of the Securities, the Underlying Shares and such other acquisition of the Company's securities as are contemplated by this Agreement, this Agreement and the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate each of the transactions and perform each of the obligations contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and prior to the Closing the other Transaction Documents will be, duly executed and delivered by the Company and the Statement of Resolution has been duly adopted by the Board of Directors in accordance with applicable Law. Each of the Statement of Resolution and, assuming this Agreement and each of the other Transaction Documents to which Purchasers are a party constitute the valid and binding obligations of Purchasers, this Agreement and each of the other Transaction Documents constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) Except as set forth in Schedule 3.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement and each of the other Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, require the consent of any other Person to or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Articles of Incorporation or Bylaws or any provision of the comparable organizational documents of any of the Company's Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, instrument, permit, concession, franchise, license or other contract or agreement arrangement or understanding to which the Company or any of its Subsidiaries is a party or otherwise is bound or by which any of them or their respective properties are bound or any existing
Approval  applicable to the Company or any of  its  Subsidiaries,
(C) any joint venture or other ownership arrangement to which the Company or any of its Subsidiaries is a party or otherwise is bound or by which any of them or their respective properties are bound or (D) assuming the Approvals referred to in Section 3.4(c) are duly and timely obtained or made, any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause  (B)  (other  than with respect to any  material  loan  or credit agreement, note, bond, mortgage or indenture or any Material Contract), (C) or (D), any such conflicts, violations, defaults, rights, Liens or detriments, that, individually or in the aggregate, (x) have not had and could not reasonably be expected to have a Material Adverse Effect, (y) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (z) have not and could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions, or performance of the obligations, contemplated by any of the Transaction Documents.

     (c) No Approval from any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any other Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for: (A) if applicable, the filing of a notification report by the Company under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) such Approvals as may be required by any applicable state securities or "blue sky" laws; and (C) any such Approvals the failure of which to be made or obtained (1) has not had and could not reasonably be expected to have a Material Adverse Effect, (2) has not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect and (3) have not and could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     Section 3.5    SEC Documents.

     (a) The Company has made available to Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1995 (the "Company SEC Documents"), which are all the documents (other than preliminary materials) that the Company was required to file with the SEC since December 31, 1995. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The financial statements of the Company included in the Company SEC Documents, including the notes and schedules thereto, complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) applied on a consistent basis during the periods presented.

     (c) Except as disclosed in the Company SEC Documents, there are no agreements, arrangements or understandings between the Company and any Person who is or was at any time prior to the date hereof an Affiliate of the Company that are required to be disclosed in the Company SEC Documents filed after August 5, 1997 or would be required to be disclosed in subsequent documents filed by the Company with the SEC.

     Section 3.6    Absence of Certain Changes or Events.

     (a) Except as disclosed in Schedule 3.6 of the Company Disclosure Schedule or the Company SEC Documents filed with the SEC after December 31, 1997 and prior to the date of this Agreement, or except as contemplated by this Agreement, since December 31, 1997, each of the Company and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Capital Stock of the Company or any of its Subsidiaries;
(ii)  any  split, combinations, reclassification or amendment  of any term of any outstanding Capital Stock or other security of the Company or any of its Subsidiaries or (other than issuance of Common Stock upon the exercise of any Company Options) any issuance or the authorization of the issuance of any securities of the Company or any of its Subsidiaries, other than in connection with the transactions contemplated hereby; (iii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding Capital Stock or other securities of the Company or any Subsidiary of the Company, except as contemplated by the Stock Plans; (iv) (A) any grant by the Company or any of its Subsidiaries to any officer of the Company or any of its Subsidiaries of any increase in compensation, except for increases in the ordinary course of business consistent with past practice or as required under employment or other agreements or benefit arrangements in effect as of December 31, 1997, or (B) any grant by the Company or any of its Subsidiaries to any such officer of any increase in severance or termination pay, except as was required or provided for under any employment, severance, termination or other agreements or benefit arrangements in effect as of December 31, 1997; (v) except as required by a change in GAAP, any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries, (vi) any material casualties affecting the Company and its Subsidiaries, taken as a whole, or any material loss, damage or destruction to any of their properties or assets, whether covered by insurance or not.

     (b) Except as disclosed in Schedule 3.6 of the Company Disclosure Schedule or the Company's consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998, and the notes thereto since December 31, 1997, there has not been any event, circumstance or fact that (x) has had or could reasonably be expected to have a Material Adverse Effect, (y) has impaired or could reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) could reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     Section 3.7 No Undisclosed Material Liabilities. Except as disclosed in Schedule 3.7 of the Company Disclosure Schedule or the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the notes thereto, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of September 30, 1998 (including the notes thereto) contained in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998; (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998, which liabilities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(iii)  liabilities arising under the Transaction  Documents;  and
(iv) liabilities not required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, which liabilities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 3.8 No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries,
(ii)   any  loan  or  credit  agreement,  note,  bond,  mortgage, indenture, lease, instrument, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (iii) any Order or Law applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) and (iii), for violations or defaults that, individually or in the aggregate,
(x) have not had and could not reasonably be expected to have a Material Adverse Effect, (y) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (z) have not and could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. The Company (i) is not in breach of or default under any financial covenant under the Credit Agreement, and (ii) except as disclosed in Schedule 3.8 of the Company Disclosure Schedule, does not believe that it is reasonably likely that it will be in breach of or default under any financial covenant under the Credit Agreement as of the next date on which the Company is required to be in compliance with any such financial covenants.

     Section 3.9    Compliance with Applicable Laws.

     (a) The Company and each of its Subsidiaries has in effect all Approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and there has occurred no default or violation (and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) under any such Approval, except for failures to obtain, or for defaults or violations under, Approvals which failures, defaults or violations, individually or in the aggregate, (i) have not had and could not reasonably be expected to have a Material Adverse Effect, (ii) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (b) Except as otherwise disclosed in the Company SEC Documents, the Company and its Subsidiaries are in compliance with all applicable Laws and Orders, except for possible noncompliance which, individually or in the aggregate, (i) have not had and could not reasonably be expected to have a Material Adverse Effect, (ii) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (c) No investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries, the transactions contemplated by this Agreement and the other Transaction Documents, or the Oil and Gas Properties is pending or, to the Knowledge of the Company, threatened, nor has any
Governmental Entity notified the Company or any of its Subsidiaries in writing or, to the Company's Knowledge, otherwise of any intention to conduct the same, other than those the outcome of which, individually or in the aggregate, (i) have not had and could not reasonably be expected to have a Material Adverse Effect, (ii) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     Section 3.10   Litigation.

     (a)   Except  as disclosed in the Company SEC  Documents  or
Schedule 3.10 of the Company Disclosure Schedule, there is no suit, action, proceeding or indemnification claim, at law or in equity, pending before any Governmental Entity or arbitrator, or, to the Knowledge of the Company, threatened, against or affecting the Company, any Subsidiary of the Company or any of its Material Contracts ("Litigation"), and neither the Company nor any Subsidiary is a party to any Litigation, that (i) has had or could reasonably be expected to have a Material Adverse Effect,
(ii) has impaired or reasonably could be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or
(iii) reasonably could be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, nor is there any Order of any Governmental Entity or arbitrator outstanding against or binding upon the Company or any Subsidiary of the
Company or any of its Material Contracts which (i) has had or could reasonably be expected to have a Material Adverse Effect,
(ii) has impaired or reasonably could be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or
(iii) reasonably could be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (b) Schedule 3.10 of the Company Disclosure Schedule contains an accurate and complete list of all Orders restricting or limiting in any material respect the business or operations of the Company or any of its Subsidiaries, in each case that is not disclosed in the Company SEC Documents, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound.

     Section 3.11 Title to Oil and Gas Properties. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, the Company or its Subsidiaries has title (of a type and nature customarily acceptable to the reasonably prudent oil and gas operator of oil and gas interests) to all of the Oil and Gas Properties classified as proved developed producing, proved developed nonproducing and proved undeveloped in the Company Reserve Report, other than properties sold since December 31, 1997 (each, a "Company Classified Property").

     Section 3.12 Title to Other Properties. Except as set forth in Schedule 3.12 of the Company Disclosure Schedule, the Company or its Subsidiaries owns, of record (to the extent applicable) and beneficially, all material personal property and real property (other than those constituting Company Classified Properties) and has a valid and enforceable leasehold interest in all material leases, in each case, as reflected on the consolidated financial statements of the Company included in the Company SEC Documents as being owned or leased by it or any of its Subsidiaries and all such property thereafter acquired by it or any of its Subsidiaries (except to the extent that such properties have thereafter been disposed of in the ordinary course of business consistent with past practice or after the date hereof in compliance with Section 5.3), free and clear of any Liens except Permitted Liens.

     Section 3.13   Intentionally Omitted.

     Section 3.14   Certain Agreements.

     (a) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998 and Schedule 3.14(a) of the Company Disclosure Schedule, there are no, whether in oral or written form, (A) employment or consulting Contracts (unless such employment or consulting Contracts are terminable without liability or penalty on 30 days or less notice) under or pursuant to which the Company is obligated to make payments in excess of $500,000 per annum, (B) other Contracts that are material to the Company and its Subsidiaries, taken as a whole, or their respective business, (C) Contracts relating to material leasehold interests or (D) Contracts with Affiliates under or pursuant to which the Company is obligated to make payments in excess of $100,000 per annum (excluding agreements solely by and among the Company and one or more of its Subsidiaries), in any such case, to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary or their respective assets is bound (such Contracts disclosed or required to be disclosed herein, in the Company SEC Documents or in the Company Disclosure Schedule, the "Material Contracts"). Each Material Contract is a valid and binding obligation of the Company or one of its Subsidiaries and, to the Company's Knowledge, of each other party thereto, enforceable in accordance with its terms, and is in full force and effect.

     (b) The Company or the relevant Subsidiary and, to the Company's Knowledge, each other party to the Material Contracts has performed in all material respects the obligations required to be performed by it under the Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder. No party to any Material Contract has given written or, to the Company's Knowledge, oral notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

     (c) A complete copy of each written Material Contract and a written description of each oral Material Contract has been made available to Purchasers prior to the date of this Agreement.

     (d) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, or in any other Company SEC Document filed with the SEC after December 31, 1997, and prior to the date of this Agreement or in Schedule 3.14(d) of the Company Disclosure Schedule, none of the Company or of its Subsidiaries is a party to any oral or written agreement, plan or arrangement with any employee, consultant or independent contractor of the Company or a Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving the Company or a Subsidiary of the nature of any of the transactions contemplated by this Agreement or (B) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or any other Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Schedule 3.14(d) of the Company Disclosure Schedule lists each oral and written agreement, plan or arrangement with any employee, consultant or independent contractor of the Company or any of its Subsidiaries which provides for aggregate benefits or other amounts payable by the Company or any of its Subsidiaries in excess of $500,000 which are contingent upon, or will be accelerated by, or which otherwise will become payable upon the termination of any such employee's employment by or any other service with the Company or any of its Subsidiaries after, the occurrence of the transactions contemplated by this Agreement or any of the other Transaction Documents.

     (e) The Company has made available to Purchasers (A) true and correct copies of all material loan or credit agreements
(including the Credit Agreement), notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Debt of the Company or any of its Subsidiaries is outstanding or may be incurred and (B) accurate information regarding the respective principal amounts currently outstanding thereunder to the extent materially different than as set forth in the financial statements included in the Company's quarterly report on Form 10-Q for the nine months ended September 30, 1998.

     Section 3.15 Status of Securities. The issuance and sale of the Securities and the reservation and issuance of the Underlying Shares and any shares of Common Stock that may be issued in connection with Section 5.14 have been duly authorized by all necessary corporate action on the part of the Company and the Shares, when delivered to Purchasers at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Securities and the issuance of the Underlying Shares are not and will not be subject to preemptive rights of any Person.

     Section 3.16 Tax Returns and Tax Payments. The Company, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member has timely filed all material returns, reports or statements required to be filed with any Governmental Entity with respect to Taxes ("Tax Returns") required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and all Taxes shown thereon to be due have been paid, except where the failure to so have timely filed, to be true, correct or complete or to have paid such Taxes has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has established reserves, to the extent required by GAAP, with respect to the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof. No claim for unpaid Taxes has been asserted in writing by a tax authority or has become a Lien (except for Permitted Liens) against the property of the Company or any of its Subsidiaries. No audit of any Tax Return of the Company or any of its Subsidiaries or any affiliated, consolidated, combined, unitary or similar group in which the Company or any of its Subsidiaries is or has been a member is being conducted by a tax authority, which audit reasonably could be expected to have a Material Adverse Effect, and no extension of the statute of limitations on the assessment of any material Taxes has been granted by the Company or any of its Subsidiaries and currently is in effect. Except as set forth in Schedule 3.16 the Disclosure Schedule neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement, other than (x) as among the Company and its Subsidiaries, and (y) that Tax Allocation Agreement dated as of August 5, 1997, by and among ENSERCH Corporation, a Texas corporation, Texas Utilities Company, a Texas corporation, and the Company. For purposes of this Agreement "Tax" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity. To the Company's Knowledge, none of the purchase and sale of the Shares, the exercise of the Warrants and the consummation of the other transactions contemplated hereby and by the other Transaction Documents are part of a plan (or series of related transactions) pursuant to which one or more Persons will acquire, directly or indirectly, Capital Stock representing a fifty percent (50%) or greater interest in the Company, within the meaning of Section 355(e) of the Code.

     Section  3.17    Employee  Benefit  Plans.   (a)  Except  as
otherwise disclosed in the Company SEC Documents or Schedule 3.17 of the Company Disclosure Schedule:

          (i) All employee benefit plans and arrangements covering employees of the Company and its Subsidiaries (collectively, the "Benefit Plans") are listed in the Company SEC Documents or Schedule 3.17 of the Company Disclosure Schedule and complete copies of all material Benefit Plans, including all amendments, have been made available to Purchasers.

          (ii) To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Benefit Plan intended to be qualified under Section 401(a) of the Code satisfies the requirements of such Section has been
     determined  by  the  Internal  Revenue  Service  to  be   so
     qualified and has not, since such determination, been amended or, to the Knowledge of the Company, operated in a way which would adversely affect such qualified status.

          (iii) As to any Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents the risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
     Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the Pension Benefit Guaranty Corporation ("PBGC"), have not been waived) has occurred, no notice of intent to terminate the Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Benefit Plan, no liability to the PBGC has been incurred, and the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

          (iv) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed in the Company SEC Documents or Schedule 3.17 of the Company Disclosure Schedule but which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any corporation, trade, business, or entity under common control with the Company, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied,
     (B) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
     Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

          (v) Neither a Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or Section 409 or 502(C)(i) or (L) of ERISA, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

          (vi)   Each  Benefit  Plan  has  been  maintained   and
     administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto.

          (vii) There are no pending nor, to the Knowledge of the Company, any threatened claims against or otherwise involving any Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any Benefit Plan, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

          (viii) All contributions required to be made as of the date hereof to the Benefit Plans have been made, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

          (ix) No employees of the Company or any of its Subsidiaries are covered by any severance plan or similar arrangement, other than payments pursuant to foreign law. Except as disclosed in Schedule 3.14(d) of the Company
     Disclosure  Schedule,  the execution and  delivery  of  this
     Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, (B) create or give rise to additional vested rights or service credits under any Benefit Plan, or (C) result in all or any part of any payments made, or that may become payable as a result of the transactions contemplated by the Agreement, by the Company not to be deductible by the payor under sections 280G or 162(m) of the Code.

          (x) No Benefit Plan provides retiree medical or retiree life insurance benefits to any person and the Company is not contractually obligated to provide any person with medical benefits or life insurance upon retirement or termination of employment, except as required by sections 601 through 608 of ERISA and Section 4980B of the Code.

     (b)   There  exists no event or condition described  in  the
Company's SEC Documents and Schedule 3.17 of the Company Disclosure Schedule with regard to the matters described in this
Section 3.17 that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect (after taking into account the reserves set forth in the financial statements contained in the Company SEC Documents).

     Section  3.18    Labor  Matters.  Except  as  set  forth  in
Schedule 3.18 of the Company Disclosure Schedule or in the Company SEC Documents:

     (a) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its
Subsidiaries pending, or, to the Knowledge of the Company, threatened, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (b) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

     (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to (a) the Articles of Incorporation or Bylaws of the Company, (b) any provision of the comparable charter or organizational documents of any of its Subsidiaries, (c) any indemnification agreement to which the Company or any Subsidiary of the Company is a party or
(d) applicable Law.

     Section 3.19 Intangible Property. The Company and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Intangible Property"), except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. All of the Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Intangible Property which forfeiture, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.19, the use of the Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any trademark, patent, service mark, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. To the Company's Knowledge, the Company will not suffer any Material Adverse Effect with respect to Year 2000 non-compliance.

     Section 3.20   Environmental Matters.

     For purposes of this Agreement:

          (i) "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, Orders and decrees of any Governmental Entity, as now in existence relating to pollution or the protection of human health, safety or the indoor or outdoor environment (including ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife) of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity), including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, generation or handling of Hazardous Materials, and any similar laws, rules, regulations, ordinances, Orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

          (ii) "Hazardous Materials" means (x) any petroleum, crude oil or derivatives thereof or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates.

          (iii) "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, release, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company or its Subsidiaries; and

          (iv) "Remedial Action" means all actions, including any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials in the indoor or outdoor environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare or the indoor or outdoor environment; (y) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (z) bring the Company or its Subsidiaries into compliance with any Environmental Law.

     Except   as  disclosed  on  Schedule  3.20  of  the  Company
Disclosure Schedule:

     (a) The operations of the Company and its Subsidiaries have been at all relevant time in the past, are, and as of each Closing Date will be, in compliance with all Environmental Laws, except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect;

     (b) Neither the Company nor any of its Subsidiaries has caused the generation, treatment, manufacture, processing, distribution, use, storage, discharge, Release, transport, disposal, handling, or arrangement for transport or disposal of any Hazardous Materials at or from any of its properties or facilities, except as has not had and could not reasonably be expected to have a Material Adverse Effect;

     (c) Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or other third party alleging any violation by the Company or any of its Subsidiaries of, or responsibility or liability of the Company or any of its Subsidiaries under, any Environmental Law or for personal injuries, Remedial Action or property damages, which has had or could reasonably be expected to have a Material Adverse Effect;

     (d) The Company and its Subsidiaries are not subject to any outstanding written Orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such Orders or contracts the compliance with which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

     Section 3.21 Insurance. Schedule 3.21 of the Company Disclosure Schedule sets forth a list of the Company's and each of its Subsidiaries' material insurance policies. Each of these policies is in full force and effect and all premiums due with respect to such policies have been paid. The Company maintains insurance in such amounts, with such deductibles and exclusions, and covering such risks as are in accordance with industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance).

     Section 3.22 Prepayments. Except as disclosed in Schedule 3.22, neither the Company nor any Subsidiary is obligated, by virtue of a prepayment arrangement, make-up right under a production sales Contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to received payment of the contract price therefor.

     Section 3.23 Gas Imbalances. Except as disclosed in the Company SEC Documents or Schedule 3.23, neither the Company nor any Subsidiary has (i) any obligation to deliver gas from the Oil and Gas Properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors in excess of the share to which they were entitled nor (ii) any right to receive deliveries of gas from the Oil and Gas Properties (or cash in lieu thereof) from other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors of less than the share to which they were entitled in either case where any such gas imbalance could reasonably be expected to have a Material Adverse Effect.

     Section 3.24 Reserve Report. A true, correct and complete copy of the Reserve Report has been provided to Purchasers. The Company's and each Subsidiary's ownership of the Oil and Gas Properties described in the Reserve Report entitles the respective owner to receive a percentage of the oil, gas and other hydrocarbons produced from each well or unit equal to not less than the percentage set forth in the Reserve Report as the
"Net Revenue Interest" for such well or unit and cause the respective owner to be obligated to bear a percentage of the cost of operation of such well or unit not greater than the percentage set forth in the Reserve Report as the "Working Interest" for such well or unit, and to the extent such percentages of production which the respective owner is entitled to receive, and shares of expenses which the respective owner is obligate to bear, may change after the date of such report, such changes were properly reflected (based on reasonable assumptions) in preparing such report. All information supplied (i) by or on behalf of the Company and its Subsidiaries to Netherland, Sewell & Associates in connection with such firm's estimates of proved oil and gas reserves attributable to the Oil and Gas Properties and the preparation of the Reserve Reports and (ii) by the Company and its Subsidiaries to Ryder Scott Company in connection with its 1998 review of the Company's proved oil and gas reserves and the Reserve Report was (at the time supplied or, with respect to Netherland, Sewell & Associates, as modified or amended prior to the issuance of the Company Reserve Report) true and correct in all material respects and the Company has no Knowledge of any material errors in such information that existed at the time of such issuance. Except for changes (including changes in commodity prices) generally affecting the oil and gas industry and dispositions of Oil and Gas Properties since the date thereof, there have been no changes in respect of the matters addressed in the Reserve Reports that, individually or in the aggregate, (x) have had or could reasonably be expected to have a Material Adverse Effect, (y) have impaired or could reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) have or could reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. Set forth in Schedule 3.24 of the Company Disclosure Schedules is a list of all material Oil and Gas Properties that were included in the Reserve Reports that have been disposed of prior to the date of this Agreement.

     Section 3.25 Reverse Stock Split. On December 8, 1998, the Company's shareholders approved the 1 for 3 reverse stock split recommended by the Board and the appropriate amendments to the Company's Restated Articles of Incorporation giving effect to such reverse stock split were filed with the Secretary of State of the State of Texas.

     Section 3.26 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company or its Subsidiaries in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, other than any such fees or commissions that have been disclosed to Purchasers and as to which the Company shall have full responsibility.

     Section 3.27 Vote. Except for the shareholder approval necessary to permit the Warrants to be exercisable for Common Stock instead of cash, there are no approvals required of the holders of any class or series of shares or stock of the Company necessary to approve this Agreement or any other Transaction Documents and the transactions contemplated hereby or thereby.

     Section 3.28 Amendment to Rights Agreement. The Board has taken all necessary action to amend the Rights Agreement, dated as of September 10, 1996, as amended (the "EEX Rights Agreement"), between the Company and Harris Trust Company of New York, as Rights Agent, so that the Purchasers are not "acquiring persons" thereunder and that none of the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby (including the exercise of the Warrants) will cause (i) the rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement or (ii) the distribution of Rights Certificates (as defined in the Rights Agreement).

                           ARTICLE IV.
          REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Each Purchaser represents and warrants to the Company as follows:

     Section 4.1 Organization, Standing and Power. It is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware (in the case of Warburg) or the Netherlands (in the case of the Purchasers other than Warburg) and has all requisite partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and to execute and deliver this Agreement and the other Transaction Documents to which such Purchaser is a party and consummate the transactions contemplated hereby and thereby.

     Section 4.2    Authority; Approvals.

     (a) (i) The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the purchase of the Securities to be purchased by it have been duly and properly authorized, (ii) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it or on its behalf and, assuming the accuracy of the representations and warranties of the Company in
Section  3.4  hereof,  constitute the valid and  legally  binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) the purchase of the Securities to be purchased by it does not conflict with or violate (1) its organizational documents or (2) assuming the approvals referred to in
Section 4.2(b) are duly and timely made or obtained, any Law applicable to it in a manner that could reasonable be expected to materially hinder or impair the completion of any of the transactions contemplated hereby; and (iv) the purchase of Securities to be purchased by it does not impose any penalty or other onerous condition on such Purchaser that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby.

     (b) No Approval from any Governmental Entity is required by or with respect to such Purchaser in connection with the execution and delivery by such Purchaser of this Agreement or any other Transaction Document to which it is a party or the consummation by such Purchaser of the transactions contemplated hereby or thereby, except for: (A) if applicable, the filing of a notification report by such Purchaser under the HSR Act, and the expiration or termination of the applicable waiting period with respect thereto; (B) such Approvals as may be required by any foreign securities, corporate or other Laws; and (C) any such Approval the failure of which to be made or obtained (1) has not impaired and could not reasonably be expected to impair the ability of such Purchaser to perform its obligations under any of the Transaction Documents in any material respect and (2) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     Section 4.3 Litigation. As of the time of execution of this Agreement, there is no claim, action, suit, inquiry, judicial or administrative proceeding pending or, to the Knowledge of such Purchaser, threatened against it relating to any of the transactions contemplated by this Agreement or any other Transaction Document.

     Section 4.4 Investment Intent. The Securities to be acquired by it hereunder and any Underlying Shares to be acquired upon the exercise, conversion or exchange of such Securities are being acquired for its own account for investment and with no intention of distributing or reselling such Securities or Underlying Shares or any part thereof or interest therein in any transaction which would be in violation of the securities Laws of the United States of America or any applicable state or any foreign country or jurisdiction.

     Section 4.5 Transfer Restrictions. If such Purchaser should decide to dispose of any of the Securities to be purchased by it or any Underlying Shares to be issued to it upon the exercise or exchange of such Securities, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Securities or Underlying Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Securities or Underlying Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the
registration  requirements  of  the  Securities   Act   and   any
applicable state or foreign securities Laws. Such Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Securities and any Underlying Shares:

          THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE
     REGISTRATION   STATEMENT  UNDER  THE  SECURITIES   ACT,   OR
     (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

     The legends set forth above may be removed if and when the Securities or Underlying Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The Share certificates and Warrants shall also bear any additional legends required by applicable federal, state or foreign securities Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities Laws. Such Purchaser agrees that, in connection with any Transfer of Securities by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Securities or Underlying Shares.

     Section 4.6 Purchaser Status. Such Purchaser represents and warrants to, and covenants and agrees with the Company that
(i) at the time it was offered the Securities, it was, (ii) at the date hereof, it is, and (iii) at the Closing Date, it will be, an accredited investor as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Securities, and is able to bear the economic risk of such investment.

     Section 4.7 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of such Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions that have been disclosed to the Company and as to which such Purchaser shall have full responsibility.

     Section 4.8    Ownership of Shares.  Except as set forth  in
Schedule  4.8  of the Company Disclosure Schedule,  neither  such
Purchaser nor any of its Affiliates is the beneficial owner of any Capital Stock in the Company.

     Section 4.9 Financing. Upon the terms and subject to the conditions of this Agreement, the Purchasers have available to them and at the Closing will have all funds necessary to satisfy its obligations to purchase the Securities hereunder.

                           ARTICLE V.
                            COVENANTS

     Section 5.1 Confidentiality. For a period of three years from the date of this Agreement, the Purchasers will refrain, and will cause their respective Representatives to refrain from disclosing to any other Person any Confidential Information. Disclosure of Confidential Information will not be deemed to be a breach of this Section 5.1 if such disclosure is made with the consent of the Company or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee; provided that, upon receipt by the Purchasers of any subpoena or order covering Confidential Information of the Company, the Purchasers will promptly notify the Company of such subpoena or order. If this Agreement is terminated, the Purchasers further agree that they will, upon the request of the Company, promptly deliver to the Company all Confidential Information, including all copies, reproductions and extracts thereof in their possession or in the possession of any of their Representatives, and, upon the request of the Company, the Purchasers and their Representatives will destroy all other documents or records prepared by the Purchasers or their Representatives that are based on, derived from or otherwise reflect the Confidential Information. Each of the Company and the Purchasers hereby agree that the Letter Agreement dated June 16, 1998 between the Company and Warburg relating to confidentiality and certain other matters is hereby terminated.

     Section 5.2 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, until the earlier of the Closing or the termination of this Agreement, unless otherwise expressly contemplated by this Agreement or consented to in writing by Purchasers (such consent not to be unreasonably withheld), the Company will and will cause each of its Subsidiaries to:

     (a) operate its business in the usual and ordinary course consistent with past practices except as contemplated by this Agreement or as provided in or contemplated by Schedule 5.2(a) of the Company Disclosure Schedule;
     (b) use commercially reasonable efforts to maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted; and

     (c) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     Section 5.3    Negative Covenants of the Company.

     (a) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Purchasers, from the date of this Agreement until earlier of the Closing or the termination of this Agreement, the Company shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

          (i) except as set forth in Schedule 5.3(a)(i) of the Company Disclosure Schedule, acquire or agree to acquire (whether pursuant to a definitive agreement, a non-binding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of (including by a "farm-in" of any properties or interests), or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than from a Subsidiary of the Company or the purchase of assets from suppliers or vendors in the ordinary course of business and other than assets which, individually or in the aggregate, are not material to the business or operations of the Company or any of its Subsidiaries);

          (ii) except as set forth in Schedule 5.3(a)(ii) of the Company Disclosure Schedule sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (including by a "farm-out" of any properties or interests), any of its assets or any assets of any of its Subsidiaries, except for pledges or dispositions of assets in the ordinary course of business and except for assets which, individually or in the aggregate, are not material to the business or operations of the Company or any of its Subsidiaries;

          (iii) except as set forth in Schedule 5.3(a)(iii) of the Company Disclosure Schedule, adopt or propose to adopt any amendments to the Company's Articles of Incorporation of Bylaws; other than transactions between the Company and one or more of its Subsidiaries or among one or more of its Subsidiaries, adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary; or make any other material changes in the Company's capital structure;

          (iv) (i) except as set forth in Schedule 5.3(a)(iv) of the Company Disclosure Schedule change any of its material accounting methods, principles, practices or policies or
     (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, Litigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal or other income Tax purposes from those employed in the preparation of the federal or other income Tax Returns or other Tax Returns for the taxable year ending December 31, 1997, except, in the case of either clause (i) or clause (ii), as may be required by Law or GAAP;

          (v) other than borrowings in the ordinary course under or permitted by the Credit Agreement, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise;

          (vi) except as set forth in Schedule 5.3(a)(vi) of the Company Disclosure Schedule, make any loans or advances to any Person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Company and its Subsidiaries in the ordinary and usual course of the Company's business;

          (vii) declare or pay any dividend or make any other distribution (whether in cash, stock or property) with respect to its Capital Stock (or other voting or equity securities or interests, as applicable), other than dividends paid by any Subsidiary to the Company or another Subsidiary in the ordinary and usual course of the Company's business;

          (viii) except as set forth in Schedule 5.3(a)(viii) of the Company Disclosure Schedule, enter into, adopt, or (except as may be required by law) amend or terminate any Benefit Plans; approve, implement or amend any employment severance arrangements (other than payments made under the Company's severance plans in effect as of the date hereof) or discharge or, except to replace any officer or executive management personnel who have departed on substantially the same or lesser terms as the departed Person, hire any officers or executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any officers or executive management personnel; authorize or make any payment to any director, officer, shareholder or employee, or any Affiliate of the foregoing (whether as a loan or otherwise) except for regular compensation and other payments consistent with past practice; or except at set forth in Section 5.3(a) (viii) of the Company Disclosure Schedule, change the compensation or benefits provided to any director, officer or employee as of the date hereof;

          (ix) materially amend, terminate or fail to use all commercially reasonable efforts to maintain in full force and effect and, if applicable, renew any Material Contract (provided that the Company and its Subsidiaries shall not be required to renew any Material Contract on terms that are less favorable to the Company or its Subsidiaries), or fail to use all commercially reasonable efforts to prevent a default in any material respect (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a material default) under any Material Contract;

          (x) split, combine, reclassify or amend any term of any of its shares or capital stock (or other voting or equity securities or interests, as applicable);

          (xi) except as set forth in Schedule 5.3(a)(xi) of the Company Disclosure Schedule, (i) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its shares or Capital Stock or other securities other than (A) as contemplated herein or
     (B) pursuant to awards issued and outstanding as of the date hereof under the Stock Plans or as required under the terms of any other security of the Company outstanding as in effect as of the date of this Agreement, or (ii) purchase or otherwise acquire any of its shares or capital stock, employee or director stock options, warrants or other equity securities or debt securities other than pursuant to the terms thereof as in effect as of the date of this Agreement; or

          (xii) agree in writing or otherwise to do any of the foregoing.

     Section 5.4 Approvals. The Company and Purchasers each agree to cooperate and use all commercially reasonable efforts to obtain (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals that may be necessary or which may be reasonably requested by the Company or Purchasers to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     Section 5.5 HSR Act Notification. To the extent the HSR Act will be applicable to the acquisition of the Securities or the Underlying Shares by Purchasers, each of the parties hereto shall (b) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement and in no event later than five Business Days after the date of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (c) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the Transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act. If after the Closing and until the earlier to occur of the date on which the Warrants are fully exercised and the date on which all outstanding Warrants are no longer exercisable, further filings are required under the HSR Act so that Purchasers may acquire the Underlying Shares or otherwise acquire securities pursuant to the Transaction Documents, including pursuant to Sections 5.14 and
5.15 hereof, the Company will upon the written request of a Purchaser, and the Purchasers will upon the written request of the Company, (i) file or cause to be filed, as promptly as practicable after the receipt of such notice and in no event later than fifteen Business Days after the receipt of such notice with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated in such notice, (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information so that the waiting period applicable thereto under the HSR Act shall expire as soon as practicable, and (iii) cooperate with the other Parties in requesting, early termination of any applicable waiting period under the HSR Act. The Company will reimburse the Purchasers for any filing fees in connection with the first such filings by the Purchasers.

     Section 5.6 Notification of Certain Matters. The Company shall give prompt notice to Purchasers, and Purchasers shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (b) any failure of the Company or Purchasers to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Document. The provisions of this Section 5.6 shall survive for so long as any representation, warranty, covenant, or agreement shall survive hereunder.

     Section 5.7    Board of Directors.

     (a) The Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that simultaneously with the Closing the Board shall consist of six directorships, one of which shall be vacant pending designation by Warburg, Pincus Equity Partners, L.P. ("Warburg") of one individual to serve as a member of the Board of Directors as a part of the class of directors standing for election at the Company's 1999 annual meeting.

     (b) At any meeting of the shareholders of the Company held for the purpose of electing directors of the Company, Warburg shall be entitled to nominate for election to the Board, and the Company shall use its reasonable best efforts to cause to be nominated for election and to be elected to the Board, the following number of individuals:

          (i) For so long as either (i) the Purchasers own 50% or more of the Shares or (ii) the shares of Common Stock
     Beneficially Owned by the Purchasers (calculated after giving effect to the full exercise of all outstanding Securities then owned by the Purchasers at the exercise price then in effect) is equal to or greater than fifteen percent (15%) of the Company's issued and outstanding Common Stock (also calculated after giving effect to the full exercise of all outstanding Securities then owned by the Purchasers at the exercise price then in effect), Warburg shall be entitled to nominate for election to the Board that number of individuals such that the aggregate number of directors on the Board that represent Warburg after giving effect to the election of such nominees shall equal the greater of (i) one director and (ii) that number of directors constituting fifteen percent (15%) of the total Board seats of the Company after giving effect to the election of such nominees of Warburg on the Board rounded down to the nearest whole number of Board seats; provided, however, that such number of directors shall be reduced by the number of directors that have been elected by the holders of the PS pursuant to Section 5(D) of the Statement of Resolutions, if any of the PS is owned by any of the Purchasers.

          (ii) For so long as the shares of Common Stock owned by the Purchasers (calculated on the basis set forth in subparagraph (i) above) is less than fifteen percent (15%) but more than five percent (5%) of the Company's issued and outstanding Common Stock (calculated on the basis set forth in subparagraph (i) above) and Warburg is not entitled to elect directors pursuant to subparagraph (i) above, Warburg shall be entitled to nominate one person for election to the Board, unless at the time of such election the Board includes a representative of Warburg and such director is not up for re-election; and

          (iii) For so long as the shares of Common Stock owned by the Purchasers (calculated on the basis set forth in subparagraph (i) above) is more than five percent (5%) of the Company's issued and outstanding Common Stock (calculated on the basis set forth in subparagraph (i) above), the Company shall (x) permit an authorized representative of Warburg to attend all meetings of the Board as an observer, (y) upon the written request of Warburg, provide Warburg with such notice of and other information with respect to such meetings as are delivered to the directors of the Company and (z) upon the written request of Warburg, notify Warburg, within 10 days thereafter, of the taking of any written action by the Board in lieu of a meeting thereof. All expenses of Warburg's observer shall be paid by Warburg.

          (iv) In the event that one of Warburg's representatives on the Board shall resign, be removed or otherwise become unable to serve as director, then Warburg may promptly designate a replacement for such representative, and the Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that such designated replacement shall serve on the Board in the place of such representative until the next scheduled meeting of shareholders held for the purpose of electing directors. In the event that one of Warburg's representatives on the Board is unable to attend a meeting of the Board, Warburg shall be entitled to designate an alternate to attend and observe such meeting of the Board. All expenses of Warburg's alternate will be paid by Warburg.

          (v)   Each  of Warburg's representatives on  the  Board
     (not  including  any  alternates  or  observers)  shall   be
     entitled to such compensation as is customarily paid by the Company to the Company's outside directors.

          (vi)  The  provisions of clauses (iv) and (v)  of  this
     Section  5.7(b)  shall survive for so long  as  any  of  the
     provisions   of  clauses  (i),  (ii),  or  (iii)   of   this
     Section 5.7(b) shall apply.

     Section 5.8 Rights Agreements. The Company will not further amend the EEX Rights Agreement in a manner, or adopt any other Rights Agreement, that conflicts with the provisions hereof, including the provisions of Sections 3.28 and 5.10 or is more restrictive than the provisions hereof with respect to the percentage of ownership of Capital Stock permitted to be owned by Purchasers.

     Section 5.9 Shareholders Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its shareholders to be held within six months after the Closing, for the purpose of obtaining shareholder approval and adoption under the rules of the New York Stock Exchange to permit the Warrants to be exercisable for Common Stock instead of cash (other than the Series C Warrants which shall remain exercisable only for cash unless the Company elects otherwise in the manner contemplated by the Series C Warrants). The Company shall use its reasonable best efforts to obtain such approval of the shareholders of the Company and will comply with the requirements of the Exchange Act and the New York Stock Exchange with respect to the preparation of a proxy statement and the solicitation of proxies, if any, in connection with such vote of the shareholders; provided that no shareholder approval obtained after the six month anniversary of the Closing shall be effective for purposes of the Warrants. Prior to the meeting of the Company's shareholders pursuant to this Section 5.9, the Company shall file an additional listing application with the NYSE with respect to the Underlying Shares (except with respect to the Series C Warrants) and shall use its reasonable best efforts to obtain the approval of the NYSE to the listing of such shares of Common Stock.
     Section 5.10   Standstill.

     (a) The Purchasers, together with any 13d Group of which it is a part, but excluding any investment company or affiliated money management advisor registered under the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, agree that they shall not Beneficially Own any Voting Stock or Common Stock of the Company other than (i) the Shares,
(ii) the Underlying Shares, (iii) all Common Stock and PS issued as a dividend on PS (the "Dividend Shares"), (iv) Capital Stock of the Company acquired pursuant to Section 5.14 or Section 5.15 and (v) shares of Common Stock, in addition to those described in clauses (i), (ii), (iii) or (iv) above, not exceeding five percent (5%) of the issued and outstanding Common Stock (calculated at the date of determination), provided that in no event shall the Purchasers Beneficially Own shares of Capital Stock of the Company that would be entitled to cast thirty five percent (35%) or more of the aggregate votes entitled to be cast under ordinary circumstances with respect to the election of directors of the Company, except as such ownership is a result of
(v) any repurchase of Capital Stock by the Company, (w) the receipt, exercise or conversion of rights or other securities, including the Dividend Shares, issued in respect of the PS, the Warrants or the Underlying Shares, (x) a Business Combination between the Company and another Person approved by the Board and in which any Purchaser owns, directly or indirectly, any Capital Stock of such other Person prior to the approval by the Board of such Business Combination, (y) Capital Stock of the Company acquired pursuant to Section 5.14 or (z) Capital Stock of the Company acquired as a result of the election by the Company under the Series C Warrants to have such Warrants exercisable for shares of Common Stock.

     (b) The Purchasers shall not knowingly, after due inquiry, sell any shares of Common Stock or the Warrants to any Person or 13d Group which would, immediately following such sale, Beneficially Own in excess of ten percent (10%) of the issued and outstanding Voting Stock or Common Stock of the Company; provided that, if such Person or 13d Group is known to the Purchasers to be a competitor of the Company in the oil and gas exploration and production industry, the foregoing restriction shall apply if such Person or 13d Group would, immediately following such sale, Beneficially Own in excess of five percent (5%) of the issued and outstanding Voting Stock or Common Stock of the Company.

     (c) If the Purchasers are not in violation of this Section 5.10, the restrictions set forth in Section 5.10(b) shall not apply to any transfer of Warrants or Common Stock (i) to any partner or wholly-owned subsidiary of any Purchaser that agrees to be bound by the provisions this Section 5.10 as if it were a Purchaser for purposes of this Section, (ii) upon consummation of a business combination or similar transaction involving the Company, or an agreement relating thereto being approved by the Board, (iii) pursuant to a tender or exchange offer approved by, or recommended by, the Board or pursuant to which the Board has formally expressed no opinion and remains neutral toward such tender or exchange offer subject to the provisions of Rule 14d-9 promulgated under the Exchange Act, (iv) pursuant to a distribution by a Purchaser, substantially pro-rata, to equity owners of such Purchaser, or (v) pursuant to a bona fide underwritten public offering in which the Purchasers use reasonable efforts to obtain an agreement by the underwriters to make a good faith effort to prevent the sale to any one Person of more than five percent (5%) of the issued and outstanding Voting Stock or Common Stock of the Company.

     (d) The restrictions set forth in Section 5.10(b) shall terminate upon the first to occur of (i) a Change of Control,
(ii) the redemption by the Board of rights granted under the EEX Rights Agreement or any similar agreement subsequent entered into or adopted by the Company (each, a "Rights Agreement"), and
(iii) the Board's permitting, by amendment or waiver of any Rights Agreement or otherwise, of any Non-financial Person to Beneficially Own twenty percent (20%) or more, or any Financial Person to Beneficially Own more than thirty-five percent (35%), of the Voting Stock of the Company.

     (e) In connection with any matter in which the Purchasers both (i) have voting rights which are counted together with the voting rights of the Voting Stock or Common Stock of the Company and (ii) do not have voting rights as a holder of the Shares counted separately as a class, the number of votes which the Purchasers shall be entitled to cast at their sole discretion shall not exceed one vote fewer than twenty percent (20%) of the aggregate number of votes entitled to be cast thereon by the
Common Stock and all other classes of Capital Stock of the Company entitled to vote on such matter, less the votes entitled to be cast by any non-Purchaser constituting a member of any 13d Group of which Purchaser is a member. If Purchaser would otherwise be entitled to cast votes in excess of the number calculated pursuant to the previous sentence, then the balance of such votes shall be cast for, against or abstain in respect of such matter in the same proportion as the votes cast for, against or abstain by all other shareholders of the Company.

     (f) The Purchasers shall not participate in or be a member of any 13d Group (other than a 13d Group composed solely of themselves and their affiliates) with respect to the Voting Stock or Common Stock of the Company.

     (g) The Purchasers shall be prohibited from seeking, proposing or making any public statement regarding a tender offer or Business Combination involving the Company. The Purchasers shall use all reasonable efforts to promptly notify the Company if any of the Purchasers' Board representative, observer or alternate is approached with respect to or made aware of a proposal regarding any of the foregoing.

     (h) The Purchasers shall not be a participant in a proxy solicitation with respect to the Capital Stock of the Company or subject its shares of Capital Stock of the Company to voting trusts or similar voting agreements.

     (i) All of the provisions of this Section 5.10 shall terminate and be of no further force or effect upon the earliest to occur of (i) any date on or after the tenth anniversary of the Closing on which the Market Price per share of the Common Stock is at or below twelve dollars ($12.00) (provided that such price shall be adjusted in same manner as the Exercise Price as defined in the Warrants), (ii) any date on which the Purchasers and any 13d Group of which they are a member shall Beneficially Own less than ten percent (10%) of the issued and outstanding Common Stock of the Company, (iii) a Change of Control of the type described in clause (a) of the definition thereof, (iv) a redemption by the Board of any rights granted under any Rights Agreement, and
(v) the Board permitting by amendment or waiver of any Rights Agreement or otherwise, any Non-financial Person to Beneficially Own twenty percent (20%) or more, or any Financial Person to Beneficially Own more than thirty-five percent (35%), of the Voting Stock of the Company.

     (j) The Board shall be entitled to waive in writing the Purchasers' compliance with any or all of the provisions of this
Section 5.10.

     Section  5.11   Registration Rights Agreement.  The  Company
agrees   to  enter  into  a  Registration  Rights  Agreement   in
substantially the form attached hereto as Exhibit 7.2(b)(iv).

     Section 5.12 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for the purposes of funding exploration and production appraisal and development activities, for working capital and for general corporate purposes, and not for the purpose of purchasing or otherwise acquiring securities.

     Section 5.13 Share Repurchase Program. Until the earlier to occur of the tenth anniversary of the Closing and the date on which the Warrants are no longer outstanding, the Company will not, at any time when the market price of the Company's Common Stock is less than $12 per share (as such price is adjusted from time to time in the same manner as the Exercise Price pursuant to the Warrants), conduct any share repurchase or redemption program or other acquisition of Common Stock involving, in the aggregate from the date hereof, an amount greater than $25 million plus the amount set forth on Schedule 5.13 available as of the date hereof under the Company's existing publicly announced share repurchase program.

     Section 5.14 Change of Control. If a Change of Control occurs at any time prior to the sixth anniversary of the Closing Date, the Company shall, on or prior to the date of such Change of Control, give written notice of the Change of Control and state in such notice the consideration the Purchasers may receive per Unit in accordance with the provisions of this Section 5.14 (a "Notice of Change of Control") to the Purchasers and the Purchasers shall have the right to exchange all or, to the extent provided for herein, a part of the Securities held by the Purchasers on the Change of Control Exchange Date for shares of Common Stock (or such other consideration as is provided for herein) on the terms and conditions set forth below:

          (i) Upon receipt of a Notice of Change of Control, one or more Purchasers may on or prior to the later of (x) the 30th day following such Purchasers' receipt of a Notice of Change of Control or (y) the 10th day following the consummation of such Change of Control, give notice (a "Purchaser Election Notice") to the Company (including any successor resulting from such Change of Control) that such Purchasers have elected to exchange the number of Units indicated in the Purchaser Election Notice for the consideration provided for therein on the date specified in the Purchaser Election Notice (the "Change of Control Exchange Date"), which Change of Control Exchange Date shall be no less than five Business Days nor more than twenty Business Days following the Company's receipt of the Purchaser Election Notice; provided, however, that the Change of Control Exchange Date shall be delayed to the extent necessary to satisfy the requirements of the HSR Act or applicable securities laws.

          (ii) On the Change of Control Exchange Date, the Purchasers shall tender to the Company the Units specified in the Purchaser Election Notice and shall receive from the Company 18.6047 duly authorized, validly issued, fully paid and non assessable shares of Common Stock per Unit tendered (such number of shares of Common Stock to be issued per Unit shall be adjusted from time to time after Closing in the same proportion as the number of shares of Common Stock acquirable upon exercise of the Warrants is adjusted pursuant to the terms of the Warrants).

          (iii) In lieu of receiving shares of Common Stock pursuant to subsection (ii) of this Section 10.14, the Purchasers shall be entitled to receive the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Change of Control) upon exchange of the Units in accordance with subsection (ii) above would have been entitled to receive upon such Change of Control. In determining the kind and amount of stock, securities or other property receivable upon consummation of such Change of Control, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Change of Control, then the Purchasers shall have the right to make a similar election as of the Change of Control Exchange Date with respect to the number of shares of stock or other securities or property into which the Units shall be exchangeable.

          (iv) The Company shall be prohibited from approving or consummating any transaction that would result in a Change of Control unless the Company's compliance with its obligations upon the exercise of Purchasers' rights under this Section 5.14 will not violate any applicable law and will not breach any material agreement to which the Company or any of its Subsidiaries is a party, and if the Company is to merge with or into another entity in connection with a Change of Control, then the Company shall obtain prior to the consummation of such merger the written agreement of such other entity that it will comply with the applicable obligations hereunder, including this Section 5.14 and the Company shall deliver such agreement to Purchasers.

          (v) Notwithstanding subsection (ii) of this Section 10.14, if prior to the Change of Control Exchange Date, the PS shares have been redeemed by the Company, then Purchasers may elect (by so indicating) in the Purchaser Election Notice to either (A) in lieu of tendering the number of shares of PS referred to in clause (iii) of the definition of Unit, tender the amount of cash that Purchasers received from the Company in respect of such number of shares of PS upon such redemption or (B) in lieu of tendering the number of shares of PS referred to in clause (iii) of the definition of Unit, elect that the Company reduce the number of shares of Common Stock (or if subsection (iii) of this
     Section 10.14 is applicable then such other consideration) deliverable to the Purchasers by the number of shares of Common Stock (or such other consideration) having an aggregate Market Price as of the date of the consummation of the Change of Control equal to the aggregate cash consideration that Purchasers would have had to pay pursuant to clause (A) of this subsection (v) of Section 10.14.

          (vi) Notwithstanding subsection (ii) of this Section 10.14, if upon the consummation of the exchange pursuant to subsection (ii), Purchasers' ownership of Common Stock would result in a change of control that would cause an event of default under the Credit Agreement (without regard to the effects of any amendments or supplements to the Credit Agreement made after the date hereof that reduces the level of stock ownership required to result in a change of control for purposes of the Credit Agreement) and if an event of default would not otherwise occur or exist, then on the Change of Control Exchange Date, the Company may elect to reduce the number of shares of Common Stock issued pursuant thereto to the extent, but only to the extent, necessary to avoid an event of default under the Credit Agreement, and in lieu of such shares of Common Stock shall pay to the Purchasers in cash an amount equal to the aggregate Market Price of such shares of Common Stock as at the date of consummation of such Change of Control.

          (vii) In connection with the exchange of Units for Common Stock (or other consideration, if applicable) on the Change of Control Exchange Date, the Company shall deliver an opinion of its regular outside securities counsel, or other counsel reasonably satisfactory to Purchasers, covering such matters as Purchasers reasonably request and shall provide such other incidental documentation reasonably requested by Purchasers that is customary for such a transaction.

     Section 5.15 Preemptive Rights. Until the earlier to occur of the tenth anniversary of the Closing and the date the Purchasers or any 13d Group of which they are a member Beneficially Owns less than 10% of the outstanding Common Stock of the Company.

     (a) The Company hereby grants to each of the Purchasers the right to purchase a pro rata share of New Securities which the Company may, from time to time, propose to issue, sell or grant. Each Purchasers' pro rata share, for purposes of this right, is the proportion that (i) the number of shares of Fully-Diluted Common Stock then owned by such Purchaser immediately prior to the issuance of such New Securities bears to (ii) the total number of shares of Fully-Diluted Common Stock immediately prior to the issuance of such New Securities.

     (b) If the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have 10 days after such notice is deemed delivered to agree to purchase up to such Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating the quantity of New Securities to be purchased.

     (c) With respect to that portion of the New Securities that the Purchasers fail to exercise their right to purchase within such 10-day period, the Company shall have 90 days thereafter to sell such New Securities at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Purchasers pursuant to Section 5.15(b) above. If the Company has not sold within such 90-day period the New Securities in accordance with the foregoing, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Purchasers in the manner provided above.

     Section 5.16 Allocation to Stated Surplus. In connection with the issuance of the Shares, the Board shall determine that the amount allocable to stated capital in respect of such Shares shall not exceed $0.01 per Share.

     Section  5.17   Cooperation.  The Company and the Purchasers
shall   cooperate  in  good  faith  to  establish  promptly   the
appropriate allocation of the Purchase Price between the Shares and the Warrants.

                           ARTICLE VI.
                 CONDITIONS PRECEDENT TO CLOSING

     Section 6.1 Conditions Precedent to Each Party's Obligation. The respective obligations of Purchasers and the Company to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) Approvals. All Approvals of, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, as applicable, including the expiration or termination of any applicable waiting period under the HSR Act.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

     (c)   No  Action.  No action shall have been taken  nor  any
statute,  rule,  or  regulation shall have been  enacted  by  any
Governmental   Entity   that  makes  the  consummation   of   the
transactions contemplated hereby illegal.

     Section 6.2 Conditions Precedent to Obligation of Purchasers. The obligation of Purchasers to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Purchasers:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (provided that, for purposes of this Section 6.2(a), any representation or warranty of the Company contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and Purchasers shall have received a certificate to the foregoing effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

     (b) Performance of Obligations. The Company and its subsidiaries shall have performed in all material respects all obligations required to be performed by it or them under this Agreement prior to the Closing Date, and Purchasers shall have received a certificate to such effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

     (c) No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding, pending or threatened, against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights, or any of their Affiliates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin or prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or the other Transaction Documents or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

     (d) Consents Under Agreements. Purchasers shall have been furnished with evidence of all consents or approvals required to be obtained by the Company or any of its Subsidiaries with respect to the consummation of each of the transactions contemplated by this Agreement the failure of which to obtain reasonably could be expected to result in a Material Adverse Effect, and each such consent or approval shall be unconditional.

     (e)    Legal  Opinions.   Purchasers  shall  have   received
(i) from Janice K. Hartrick, general counsel of the Company and its Subsidiaries, an opinion dated the Closing Date, in form and substance reasonably acceptable to the Purchasers, and (ii) from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company and its Subsidiaries, or other counsel to the Company and its Subsidiaries reasonably acceptable to Purchasers an opinion dated the Closing Date, in form and substance reasonably acceptable to the Purchasers.

     (f)   Appointment  to  the  Board.   The  Board  shall  have
appointed the nominee of Warburg to the Board in accordance  with
Section 5.7.

     (g)    Closing   Deliveries.   All  documents,  instruments,
certificates or other items required to be delivered by the Company pursuant to Section 7.2(b) shall have been delivered.

     (h) Statement of Resolution. The Statement of Resolution shall have been filed with the Texas Secretary of State.

     Section 6.3 Conditions Precedent to Obligations of Company. The obligation of the Company to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company:

     (a) Representations and Warranties. The representations and warranties of Purchasers set forth in this Agreement shall be true and correct in all respects (provided that, for purposes of this Section 6.3(a), any representation or warranty of Purchasers contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a
Material Adverse Effect, and the Company shall have received a certificate to the foregoing effect signed on behalf of Purchasers by its general partner.

     (b) Performance of Obligations of Purchasers. Purchasers shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Purchasers by its general partner.

     (c)    Closing   Deliveries.   All  documents,  instruments,
certificates   or  other  items  required  to  be  delivered   by
Purchasers pursuant to Section 7.2(a) shall have been delivered.

                          ARTICLE VII.
                             CLOSING

     Section 7.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the purchase and sale of the Securities to be purchased by Purchasers hereunder (the "Closing") will take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 711 Louisiana Street, South Tower, Suite 1900, Houston, Texas, 77002, at 10:00 a.m., local time, on the third Business Day following the satisfaction or waiver (subject to applicable Law) of each of the conditions to the obligations of the parties to effect the transactions to occur at such Closing as set forth in Article VI, or on such other date as mutually agreed to by the parties hereto. The date on which the Closing occurs is herein referred to as the "Closing Date". All closing transactions at the Closing shall be deemed to have occurred simultaneously.

     Section 7.2    Actions to Occur at the Closing.

     (a) At the Closing, Purchasers shall deliver to the Company the following:

          (i)   Purchase Price.  An amount equal to the  Purchase
     Price for the Securities in accordance with Article II.

          (ii)  Certificates.   The  certificates  described   in
     Sections 6.3(a) and 6.3(b).

          (iii)        Registration   Rights   Agreement.     The
     Registration   Rights  Agreement,  duly  executed   by   the
     Purchasers.

     (b)  At the Closing, the Company shall deliver to Purchasers
(or to their respective designees as indicated otherwise) the following:

          (i)  Share Certificates.  Certificates representing the
     Shares.

          (ii) Warrants.

               (A) The Series A Warrants, the form of which is attached hereto as Exhibit 7.2(b)(ii)(A).

               (B) The Series B Warrants, the form of which is attached hereto as Exhibit 7.2(b)(ii)(B).

               (C)  The  Series C Warrants, the form of which  is
                    attached hereto as Exhibit 7.2(b)(ii)(C).
          (iii)        Registration   Rights    Agreement.    The
     Registration Rights Agreement, duly executed.

          (iv)  Certificates.   The  certificates  described   in
     Sections 6.2(a) and 6.2(b).

          (v) Consents Under Agreements. The original of each consent or approval, if any, pursuant to Section 6.2(c).

          (vi) Legal Opinions. The opinions of counsel referred to in Section 6.2(d).

                          ARTICLE VIII.
                           TERMINATION

     Section   8.1      Termination.   This  Agreement   may   be
terminated prior to the Closing:

     (a)  by mutual consent of Purchasers and the Company;

     (b)  by either Purchasers or the Company:

          (i) in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.2 or 6.3, and (B) cannot be cured or, if curable, has not been cured within 20 days (the "Cure Period") following receipt by the breaching party of written notice of such breach;

          (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, or ruling Purchasers and the Company shall use all commercially reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, such order, decree, ruling or other action; or

          (iii) if the Closing shall not have occurred by February 15, 1999, provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement.

     Section 8.2 Effect of Termination. In the event of the termination of this Agreement, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of this Section 8.2, and Sections 5.1, 10.5, 10.6, 10.9, 10.10, 10.11, 10.12, and 10.13,
which shall survive such termination) shall forthwith become null and void. Subject to the provisions of Section 10.5, in the event of a termination of this Agreement by either the Company or Purchasers as provided above, there shall be no liability on the part of the Company or Purchasers, except for liability arising out of a willful breach of, or misrepresentation under, this Agreement (but in no event shall any party hereto be entitled to recover punitive damages).

                           ARTICLE IX.
                        RECOVERY OF FEES

     Any Party who shall obtain a final judgment in a court of competent jurisdiction for the payment of damages by another Party for a breach of this Agreement or any other Transaction Document shall be entitled to recover reasonable attorneys' fees and court costs incurred in connection with the obtaining of such judgment.

                           ARTICLE X.
                          MISCELLANEOUS

     Section 10.1   Survival of Provisions.

     (a) The representations and warranties of the Company and Purchasers made herein or in any other Transaction Document and the covenants of the Company and Purchasers to be complied with on or prior to the Closing Date shall remain operative and in full force and effect pursuant to their terms, regardless of
(x) any investigation made by or on behalf of Purchasers or the Company, as the case may be, or (y) acceptance of any of the Securities and payment by Purchasers therefor, until April 15, 2000; provided that the representations and warranties contained in Sections 3.1, 3.3, 3.4, 3.15, 3.27 and 3.28 shall survive until the earlier to occur of the tenth anniversary of the
Closing and the date on which none of the Warrants are outstanding; and provided, further, that such representations and warranties shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or otherwise; and provided, further that the representations and warranties contained in Section 3.16 shall survive until the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) affecting or applicable to such representation or warranty.

     (b) The covenants and agreements of the Company and Purchasers contained in this Agreement that, by their terms, are to be performed or complied with after the Closing Date will survive until the later of (i) April 15, 2000 and (ii) the period specified herein with respect to such covenant or agreement; and provided, further, that such covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or otherwise.

     Section  10.2    No  Waiver; Modification  in  Writing.   No
failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limiting the rights that any party may have for fraud under common law, the remedies provided for herein are cumulative and are the exclusive remedies available to the Company or Purchasers at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchasers or their permitted assigns, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

     Section 10.3 Specific Performance. The parties recognize that in the event the Company or Purchasers should refuse to perform under the provisions of this Agreement or any other Transaction Document, monetary damages alone will not be adequate. Purchasers or the Company, as the case may be, shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement or any other Transaction Document specifically, the Company and Purchasers hereby waive the defense that there is an adequate remedy at law.

     Section 10.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     Section 10.5 Fees and Expenses. Within 30 days after the Closing, the Company shall pay to Purchasers or their designee an amount equal to the Purchasers' Expenses through the Closing Date (the amount of such costs and expenses shall have been furnished to the Company at least within 25 days after the Closing Date).

     Section 10.6 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Purchasers, to:

               Warburg, Pincus Equity Partners, L.P.
               466 Lexington Avenue
               New York, New York  10017
               Attention:  Jeffrey A. Harris
               Facsimile:  (212) 878-6139

          (b)  If to the Company, to:

               EEX Corporation
               2500 City West Boulevard, Suite 1400
               Houston, Texas 77042
               Attention: Treasurer
               Facsimile:  (713) 243-3321

               with a copy (which shall not constitute notice to the Company) to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1700 Pacific Avenue, Suite 4100
               Dallas, Texas 75201
               Attention:  Michael Dillard
               Facsimile:  (214) 969-4343

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     Section 10.8 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 10.9 Entire Agreement. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) and the other Transaction Documents constitute the entire agreement of the parties hereto and supersede all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement and the other Transaction Documents.

     Section  10.10   Governing  Law.  THIS  AGREEMENT  SHALL  BE
GOVERNED  BY  AND CONSTRUED IN ACCORDANCE WITH THE  LAWS  OF  THE
STATE  OF  TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS  OF  LAW
PROVISIONS.

     Section 10.11 Public Announcements. The Company, on the one hand, and Purchasers, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with or rules of any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures reasonably determined as required to be filed pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

     Section 10.12 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Law or otherwise; provided, however, that upon notice to the Company, (a) each Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof and (b) nothing in this Agreement shall limit each Purchaser's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Purchasers without the consent of the Company. The Company shall execute an acknowledgment of such collateral assignments in such forms as Purchaser's lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Company that any such collateral assignment has been foreclosed upon, the Company shall be entitled to deal exclusively with Purchasers as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Purchaser's assigns. Any attempted assignment in violation of this Section shall be null and void.

     Section   10.13    Director  and  Officer  Liability.    The
directors, officers, partners, members and stockholders of Purchasers, the Company and their respective Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that the Company or Purchasers may assert) other than as an assignee of this Agreement.

     Section 10.14 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

    [The remainder of this page is intentionally left blank.]
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                              EEX CORPORATION


                              By:  /s/Richard S. Langdon
                              Name:     Richard S. Langdon
                              Title:    Executive Vice President
                                     and Chief Financial Officer

                              Warburg,       Pincus        Equity
                              Partners, L.P.
                              By:  Warburg, Pincus & Co.
                              Its:  General Partner

                              By:  /s/ Jeffery A. Harris
                                   Name:  Jeffrey A. Harris
                                   Title:    Partner

                              Warburg, Pincus Netherlands  Equity
                              Partners I, C.V.
                              By:  Warburg, Pincus & Co.
                              Its:  General Partner

                              By:  /s/ Jeffery A. Harris
                                   Name:  Jeffrey A. Harris
                                   Title:    Partner

                              Warburg, Pincus Netherlands  Equity
                              Partners II, C.V.
                              By:  Warburg, Pincus & Co.
                              Its:  General Partner

                              By:  /s/ Jeffery A. Harris
                                   Name:  Jeffrey A. Harris
                                   Title:    Partner

                              Warburg, Pincus Netherlands  Equity
                              Partners III, C.V.
                              By:  Warburg, Pincus & Co.
                              Its:  General Partner

                              By:  /s/ Jeffery A. Harris
                                   Name:  Jeffrey A. Harris
                                   Title:    Partner

                                                   Exhibit 6.2(h)



                    STATEMENT OF RESOLUTION
                               OF
        SERIES B 8% CUMULATIVE PERPETUAL PREFERRED STOCK
                               OF
                        EEX CORPORATION


     PURSUANT  to  the provisions of Article 2.13  of  the  Texas
Business  Corporation  Act,  the  undersigned  corporation   (the
"Company") makes the following statement:

     I.   The name of the Company is EEX Corporation.

     II. Set forth below is a copy of the resolution of the Board of Directors of the Company (the "Resolution") establishing and designating, and determining the preferences, limitations and relative rights of, the Company's Series B 8% Cumulative Perpetual Preferred Stock, no par value per share:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by Article IV of the Restated Articles of Incorporation, a series of Preferred Stock of the Company be, and it hereby is, created out of the authorized but unissued shares of the Preferred Stock of the Company, such series to be designated "Series B 8% Cumulative Perpetual Preferred Stock" (the "Series B Preferred Stock"), to consist of 3,000,000 shares, no par value per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Restated Articles of Incorporation) as follows:

     1. Number. The number of shares constituting the Series B Preferred Stock shall be 3,000,000; provided, however, 1,500,000 of such 3,000,000 shares may only be issued from time to time as dividends on the Series B Preferred Stock pursuant to Section 3 of this Statement of Resolution.

     2.    Definitions.   Unless the context otherwise  requires,
when used herein the following terms shall have the meaning indicated.

     "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Articles" means the Restated Articles of Incorporation of the Company.

     "Beneficially Own" or "Beneficial Ownership" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

     "Board" means the Board of Directors of the Company.

     "Business Combination" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas or New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     "Change of Control" shall mean any event constituting (a) the consummation of any Business Combination except where (i) the shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock immediately prior to such consummation) (x) forty percent (40%) or more of the Voting Stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, and (y) forty percent (40%) or more of the outstanding common stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, (ii) the members of the Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the Board or the board of directors of the surviving entity immediately after such Business Combination, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the Board or the board of directors of the surviving entity and (iii) no Non-Financial Person or Group of Non-Financial Persons is the Beneficial Owner of 20% or more of the total outstanding Voting Stock or common stock of the surviving entity and no Financial Person or Group of Financial Persons is the Beneficial Owner of 35% or more of the total outstanding Voting Stock or common stock of the surviving entity or (b) any Non-Financial Person or Group of Non-Financial Persons acquiring Beneficial Ownership of 20% or more of the total outstanding Voting Stock or Common Stock of the Company or any Financial Person or Group of Financial Persons acquiring Beneficial Ownership of 35% or more of the total outstanding Voting Stock or Common Stock of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Common Stock" means the Company's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Warrants.

     "Company" means EEX Corporation, a Texas corporation.

     "Dividend Payment Date" is defined in Section 3(A).

     "Dividend Period" is defined in Section 3(A).

     "Dividend Rate" means a rate of interest equal to (i) prior to the Dividend Reset Date, eight percent (8%) per annum and (ii) on or after the Dividend Reset Date, the Dividend Reset Rate determined pursuant to Section 4.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Financial Person" means any Person that (i) is, or holds itself out as being, engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities, and (ii) together with its Affiliates is not engaged in (x) any significant activities other than financial services, insurance or investment activities or (y) directly or indirectly through Affiliates, in any industrial activities, including the oil and gas and energy industry.

     "Group" means a group as contemplated by Section 13(d)(3) of the Exchange Act.

     "Holder"  means a holder of record of the Series B Preferred
     Stock.

     "Issue  Date" means with respect to any shares of  Series  B
Preferred Stock the original date of issuance of such shares of Series B Preferred Stock.

      "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B Preferred Stock.

     "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a merger or share exchange shall not be deemed a Liquidation nor shall the sale of assets not requiring shareholder approval be deemed to be a Liquidation.

     "Liquidation Preference" is defined in Section 6.

     "Majority of the Series B Preferred Stock" means more than 50% of the outstanding shares of Series B Preferred Stock.

     "Market Price" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

     "Modified Fully-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, plus all shares of Voting Stock or common stock acquirable pursuant to, or constituting, Common Stock Equivalents, but excluding 50% of the Voting Stock or common stock acquirable pursuant to the then outstanding Warrants.

     "Modified Non-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, and without giving effect to outstanding Common Stock Equivalents, but including (i) 50% of the shares of Common Stock then acquirable upon exercise of the then outstanding Warrants and (ii) the number of shares of common stock equal to (a) the aggregate Market Price as of the date of such Business Combination of all shares of common stock acquirable upon exercise of all outstanding employee stock options of the relevant entity that have an exercise price of less than the Market Price of common stock as of the date of such Business Combination less the aggregate exercises price of all such options divided by (b) the Market Price of common stock as of the date of such Business Combination.

     "Non-Financial Person" means any Person that is not a Financial Person.

     "Notice of Redemption" is defined in Section 7(B)(i).

     "Parity Securities" means Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series B Preferred Stock.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Profits" means earnings and profits of the Company and its Subsidiaries computed in accordance with Section 312 of the Code.

     "Purchase Agreement" means the Purchase Agreement  dated  as
of  December         , 1998 among the Company and the  purchasers
named therein pursuant to which 1,500,000 shares of Series B Preferred Stock and certain other securities are to be issued by the Company, including all schedules and exhibits thereto.

     "Purchasers"means  collectively,  Warburg,   Pincus   Equity
Partners, L.P., Warburg, Pincus Equity Partners I, C.V.  Warburg,
Pincus  Equity  Partners  II,  C.V. and  Warburg,  Pincus  Equity
Partners III, C.V.

     "Record Date" is defined in Section 3(A).

     "Redemption Date" is defined in Section 7(B)(i).

     "Redemption Notice" is defined in Section 7(B)(i).

     "Redemption Price" is defined in Section 7(A).

     "Rights Agreement" means the Rights Agreement dated as of September 10, 1996 between the Company and Harris Trust Company of New York, a New York trust company, as amended.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Senior Securities" means Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B Preferred Stock.

     "Series  B Preferred Stock" means the Series B 8% Cumulative
Perpetual Preferred Stock of the Company or successor preferred stock as contemplated by Section 5(C)(ii)(A).

     "Stated Value" is an amount equal to $100.00 per share of Series B Preferred Stock.

     "Statement of Resolution" means this Statement of Resolution of the Series B Preferred Stock.

     "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

     "TBCA" means the Texas Business Corporation Act, as amended, or any successor statute or other legislation.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person.

     "Warrants" means the warrants to purchase up to 21,000,000 shares of Common Stock, subject to certain conditions, at an initial exercise price of $12 per share (as may be adjusted from time to time as set forth therein) which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

     The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

     3.   Dividends and Distributions.

          (A) Subject to the prior preferences and other rights of any Senior Securities, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate, and, except as provided in
     Section 3(C), no more, to be paid in accordance with the terms of this Section 3. Such dividends shall be cumulative from the Issue Date and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on March 31, 1999. The period from the Issue Date to the next Dividend Payment Date and quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding 30 days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid, together with any accrued but unpaid interest thereon to and including the date of payment, at any time, without reference to any Dividend Payment Date, to holders of record on a date designated by the Board, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board.

          (B) In the event that dividends on the Series B Preferred Stock are to be paid in cash in accordance with Sections 3(E) or 3(F), and full cash dividends are not paid or made available to the holders of all outstanding shares of the Series B Preferred Stock and of any Parity Securities, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series B Preferred Stock and of any Parity Securities ratably in proportion to the full amount to which they would otherwise be respectively entitled, any remainder not paid in cash to the Holders shall cumulate as provided in Section 3(C) below.

          (C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect plus, with respect to any dividends payable after the Dividend Reset Date, 2% per annum (but in no event higher than the highest amount permitted under applicable law), compounded quarterly, whether or not earned or declared, payable only in cash (notwithstanding Section 3(E) below) with additional dividends thereon for each succeeding full Dividend Period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year.

          (D) So long as any shares of the Series B Preferred Stock shall be outstanding, the Company shall not and shall cause its Subsidiaries not to (i) declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities,
     (ii) declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, unless declared and paid pro rata with the Series B Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled or (iii) repurchase, redeem or otherwise acquire or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the holders of the Series B Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof shall have been set apart.

          (E) Subject to the election of a Holder provided for in Section 3(F) below and subject to Section 3(C) above, from the Issue Date through and including the Dividend Reset Date, the Company shall pay on each Dividend Payment Date accrued dividends, at its election, in cash, shares of Series B Preferred Stock or shares of Common Stock. Such election shall be made on or prior to the earlier of the date of declaration of such dividend or the applicable record date for such dividend, with prompt notice thereafter being given by the Company to the holders of the Series B Preferred Stock of such election. Notwithstanding the foregoing, in the event that the Company shall have declared or paid cash dividends on the Common Stock during a Dividend Period, the Company shall pay on the Dividend Payment Date for such Dividend Period accrued dividends solely in cash. The number of shares of Series B Preferred Stock to be issued in circumstances when dividends are paid with additional shares of Series B Preferred Stock will equal the cash amount of the dividend payable, divided by $100, rounded to the nearest full share, up or down, after taking into account all shares of Series B Preferred Stock owned by the Holder provided that if the resulting fractional share held by such Holder equals one-half of a share of Series B Preferred Stock, such fractional share shall be rounded up to the nearest full share. The number of shares of Common Stock to be issued in circumstances when dividends are paid with shares of Common Stock will equal the cash amount of the dividend payable, divided by the lesser of (i) the
     Market Price of Common Stock as of the last trading day immediately preceding the payment date or (ii) the average Market Price of Common Stock for the twenty (20) trading days immediately preceding the payment date, rounded up to the nearest full share. After the Dividend Reset Date, the Company shall pay dividends on the Series B Preferred Stock only in cash, and the Company shall be mandatorily required to pay such dividends on the scheduled Dividend Payment Date to the fullest extent permitted by law or, if not then permitted by law, then as soon thereafter as is legally permitted. The Company shall be required to pay all accrued but unpaid dividends as of the Dividend Reset Date in cash on the next succeeding Dividend Payment Date to the fullest extent permitted by law or, if not then permitted by law, then as soon thereafter as is legally permitted.

          (F) On any Dividend Payment Date occurring on any December 31 before the Dividend Reset Date, Holders of a
     Majority of the Series B Preferred Stock may elect, by written notice to the Company on or before five (5) business days preceding the applicable Record Date, to have the Company pay in cash up to the full amount of the dividend payable on such date less any cash dividends paid with respect  to  the  previous three Dividend  Periods,  or  the portion thereof as shall not exceed the Profits of the Company. To the extent that the Company has not determined the Profits of the Company for the fiscal year ending on December 31 of such year as of the applicable Record Date and has determined in good faith that it is not reasonably certain that it will have Profits sufficient to pay the cash dividends requested in the aggregate by the Holders of the Series B Preferred Stock, the Company may defer the payment of such dividend to the earlier of the date of such determination or March 31 of the year following the year in which such dividend was to be paid but such deferred cash portion of the dividend shall accrue additional dividends thereon at the Dividend Rate. To the extent that the aggregate cash dividends requested to be paid by all Holders exceeds the Profits of the Company as so determined, such aggregate cash dividends will be reduced and each Holder requesting to be paid in cash shall be entitled to receive his pro rata portion of the aggregate cash dividends paid based on the dollar amount of cash dividends requested to be paid by each Holder and the remainder shall be paid at the election of the Company in either shares of Series B Preferred Stock or shares of Common Stock as provided in
     Section 3(E). In the event of the approval by the Board of an agreement providing for a Business Combination, a Holder may elect to have the Company suspend payment of dividends, which shall continue to accrue as provided in Section 3(C) at the Dividend Rate. If the proposed Business Combination is consummated within 180 days of the date of approval by the Board of the agreement providing for such Business Combination, at the request of Holders of a Majority of the Series B Preferred Stock, all accrued but unpaid dividends will be paid in cash by the Company upon consummation of such Business Combination or if the proposed Business Combination is not consummated within 180 days of the date of approval by the Board of the agreement providing for such Business Combination, all accrued but unpaid dividends (including dividends that would have been payable with respect to unpaid dividends in Series B Preferred Stock) will be paid by the Company promptly after expiration of such 180 day period at the Company's election in cash, shares of Series A Preferred Stock or shares of Common Stock in accordance with Section 3(E).

     4.   Remarketing Procedures.

          (A)  Certain Definitions.

     Capitalized terms not defined in this Section 4 shall have the meanings specified elsewhere herein. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

     "Existing Holder" shall mean a Person who is a record owner of shares of Series B Preferred Stock as of the time in question.

     "Maximum Applicable Rate" shall mean 18% per annum  (but  in
no   event  higher  than  the  highest  amount  permitted   under
applicable law).

     "Minimum Applicable Rate" shall mean 4% per annum.

     "Potential Holder" shall mean a prospective purchaser of shares of Series B Preferred Stock contacted by, or who has contacted, the Remarketing Agent or the Company in connection with the Remarketing and who shall have executed and delivered to the Remarketing Agent an agreement, prepared by the Remarketing Agent, whereby such prospective purchaser shall have agreed that it will be bound by the Remarketing Procedures and that any Bid placed by it shall constitute an irrevocable offer by it to purchase the shares subject to such Bid or such lesser number of shares of Series B Preferred Stock as it shall be required to purchase as a result of such Remarketing Procedures and containing such other matters as the Remarketing Agent shall specify that are not inconsistent with the Remarketing Procedures.

     "Qualifying Change of Control" shall mean a Change of Control if the Market Price of one share of Common Stock immediately prior to the consummation of such Change of Control does not exceed the Threshold Amount.

     "Remarketing" shall mean the operation of the procedures set forth in this Section 4.

     "Remarketing Agent" shall mean a nationally recognized investment banking firm or commercial bank selected by the Company (i) whose long-term unsecured debt is rated either BBB-or better by Standard & Poor's Corporation or any successor thereto or baa3 or better by Moody Investors Service, Inc. or any successor thereto, (ii) that has agreed to serve hereunder as Remarketing Agent, and (iii) notice of which selection and agreement has been given to the Existing Holders at least 15 Business Days prior to the Submission Deadline.

     "Remarketing Procedures" shall mean the procedures set forth in this Section 4.

     "Submission Deadline" shall mean the earlier of (i) 10:00 A.M., Houston, Texas time on [seventh anniversary of the Closing Date] or, if such date is not a Business Day, then at such time on the next succeeding Business Day or (ii) 10:00 A.M., Houston, Texas time on the thirtieth day following a Qualifying Change of Control.

     "Threshold Amount" shall mean $5.375 (provided, however, if the Company after [Closing Date] shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, then such amount shall be adjusted proportionately) and increased by 8% per annum, compounded quarterly, from [Closing Date] to the day immediately preceding the consummation of the Change of Control.

     (B)  Orders by Existing Holders and Potential Holders.

          (i) Prior to the Submission Deadline, the Remarketing Agent shall contact Potential Holders to determine the number of shares, if any, of Series B Preferred Stock that each such Potential Holder offers to purchase, at a price equal to the Stated Value per share of Series B Preferred Stock plus accrued and unpaid dividends thereon as of the Dividend Reset Date (the "Reset Price"), if the Dividend Reset Rate is not less than the rate per annum specified by such Potential Holder.

          (ii)  Prior  to the Submission Deadline, each  Existing
     Holder may submit to the Remarketing Agent in writing information as to:

               (1)   the  number of shares, if any, of  Series  B
          Preferred Stock held by such Existing Holder that such Existing Holder desires to continue to hold without regard to the Dividend Reset Rate;

               (2) the number of shares, if any, of Series B Preferred Stock held by such Existing Holder that such Existing Holder desires to continue to hold if the Dividend Reset Rate is not less than the rate per annum specified by such Existing Holder; and/or

               (3)   the  number of shares, if any, of  Series  B
          Preferred Stock held by such Existing Holder that such Existing Holder desires to sell at the Reset Price without regard to the Dividend Reset Rate.

          For purposes hereof, the communication to the Remarketing Agent of the information referred to in this
     Section 4(B)(ii) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (1) of this
     Section 4(B)(ii) is hereinafter referred to as a "Hold Order"; an Order containing the information contained in clause (2) of this Section 4(B)(ii) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (3) of this Section 4(B)(ii) is hereinafter referred to as a "Sell Order".

          (C) Deemed Submission of Orders by Existing Holders. If an Order or Orders covering all of the shares of Series B Preferred Stock held by an Existing Holder is not submitted to the Remarketing Agent prior to the Submission Deadline, the Remarketing Agent shall deem a Sell Order to have been submitted on behalf of such Existing Holder covering the number of shares of Series B Preferred Stock held by such Existing Holder and not subject to any Order submitted to the Remarketing Agent.

          (D)  Determination of Sufficient Clearing Bids, Winning
     Bid Rate and Dividend Reset Rate.

               (i) Promptly following the Submission Deadline, the Remarketing Agent shall assemble all Orders submitted to it (each such Order as submitted or deemed submitted being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

               (1) the excess, if any, of the total number of outstanding shares of Series B Preferred Stock over the number of shares of Series B Preferred Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares");

               (2) from the Submitted Orders whether the number of outstanding shares of Series B Preferred Stock that are the subject of Submitted Bids by Potential Holders and Existing Holders specifying a rate not higher than the Maximum Applicable Rate is equal to or exceeds the number of outstanding shares of Series B Preferred Stock that are the subject of Submitted Sell Orders, and if such excess or such equality exists, such Submitted Bids are hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (3) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid
          Rate") which if:

                    (a) each Submitted Bid from Existing Holders specifying such Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were accepted, would entitle such Existing Holders to continue to hold the outstanding shares of Series B Preferred Stock that are the subject of such Submitted Bids; and

                    (b) each Submitted Bid from Potential Holders specifying such Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, would entitle such Potential Holders to purchase the shares of Series B Preferred Stock that are the subject of such Submitted Bids;

               would result in such Existing Holders described in subclause (a) above continuing to hold an aggregate number of outstanding shares of Series B Preferred Stock that, when added to the number of shares of Series B Preferred Stock to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available Shares.

          (ii) Promptly after the Remarketing Agent has made the determinations pursuant to Section 4(D)(i), the Remarketing
     Agent shall advise the Company of the Dividend Reset Rate as follows:

               (1) if Sufficient Clearing Bids exist, the Dividend Reset Rate shall be equal to the Winning Bid Rate so determined; provided, however, that the Winning Bid Rate shall not exceed the Maximum Applicable Rate;

               (2) if Sufficient Clearing Bids do not exist, the Dividend Reset Rate shall be equal to the Maximum
          Applicable Rate;

               (3)  if all of the outstanding shares of Series  B
          Preferred Stock are subject to Submitted Hold Orders, the Dividend Reset Rate shall be equal to the Minimum
          Applicable Rate.

          (E) Acceptance and Rejection of Orders and Allocation of Shares.

     Based   on  the  determinations  made  pursuant  to  Section
4(D)(i), Submitted Sell Orders shall be accepted or rejected, and the Remarketing Agent shall take such other action, as set forth below:

          (i) if Sufficient Clearing Bids have been made in the Remarketing, subject to the provisions of Section 4(E)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

               (1) the Submitted Sell Orders of each Existing Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the outstanding shares of Series B Preferred Stock subject to such Submitted Sell Orders or Submitted Bids;

               (2) the Submitted Bids of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the outstanding shares of Series B Preferred Stock subject to such Submitted Bids;

               (3) the Submitted Bids of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted and such Potential Holder shall purchase the number of shares of Series B Preferred Stock subject to such Submitted Bids;

               (4) the Submitted Bids of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling such Existing Holder to continue to hold the outstanding shares of Series B Preferred Stock subject to such Submitted Bids, unless the number of outstanding shares of Series B Preferred Stock subject to all such Submitted Bids placed by
          Existing  Holders shall be greater than the  excess  of
          the Available Shares over the number of shares of Series B Preferred Stock subject to Submitted Bids described in clauses (2) and (3) of this Section 4(E)(i) (the "Remaining Shares"). In such event such Existing Holder shall be required to sell shares of Series B Preferred Stock subject to such Submitted Bids, but only in an amount equal to the difference between (1) the number of outstanding shares of Series B Preferred Stock then held by such Existing Holder subject to such Submitted Bids and (2) the product of
          (x) the number of Remaining Shares and (y) a fraction, the numerator of which shall be the number of outstanding shares of Series B Preferred Stock held by such Existing Holder subject to such Submitted Bids and the denominator of which shall be the number of outstanding shares of Series B Preferred Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (5) the Submitted Bids of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the product of (i) the difference between the Available Shares and the number of outstanding shares of Series B Preferred Stock subject to the Submitted Bids described in clauses (2), (3) and (4) of this Section 4(E)(i) and
          (ii) a fraction, the numerator of which shall be the number of outstanding shares of Series B Preferred Stock subject to such Submitted Bids of such Potential Holder and the denominator of which shall be the number of outstanding shares of Series B Preferred Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

          (ii) Subject to the provisions of Section 9(E)(iii), if Sufficient Clearing Bids have not been made in the Remarketing, Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

               (1) the Submitted Bids of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the outstanding shares of Series B Preferred Stock subject to such Submitted Bids;

               (2) the Submitted Bids of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to purchase the outstanding shares of Series B Preferred Stock subject to such Submitted Bids; and

               (3) the Submitted Sell Orders of each Existing Holder shall be accepted, and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the outstanding shares of Series B Preferred Stock subject to such Submitted Sell Orders and Submitted Bids, in both cases only in an amount equal to the difference between (A) the number of outstanding shares of Series B Preferred Stock then held by such Existing Holder subject to such Submitted Sell Orders or Submitted Bids and (B) the product of (x) the difference between the Available Shares and the aggregate number of outstanding shares of Series B Preferred Stock subject to Submitted Bids described in clauses (1) and (2) of this Section 4(E)(ii) and (y) a fraction, the numerator of which shall be the number of outstanding shares of Series B Preferred Stock held by such Existing Holder subject to such Submitted Sell Orders or Submitted Bids and the denominator of which shall be the number of outstanding shares of Series B Preferred Stock subject to all such Submitted Sell Orders and Submitted Bids.

          (iii) If, as a result of the procedures described in this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series B Preferred Stock, the Remarketing Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series B Preferred Stock to be sold or purchased by any Existing Holder or Potential Holder of such Series B Preferred Stock so that the number of shares of Series B Preferred Stock sold or purchased by each Existing Holder or Potential Holder shall be whole shares of Series B Preferred Stock.

     (F) Closing of Remarketing. If any shares of Series B Preferred Stock are to be sold pursuant to the Remarketing Procedures, then such sale shall be consummated at the offices of the Company at 10:00 a.m. Eastern Standard Time on the Business Day next succeeding the Submission Deadline (the "Dividend Reset Date"). At such closing, all Existing Holders that are to sell shares pursuant to the Remarketing Procedures shall deliver against payment in same day funds the appropriate stock certificates representing the shares of Series B Preferred Stock to be sold duly endorsed or with appropriate stock powers. If any purchaser fails to purchase shares required to be purchased on the Dividend Reset Date (other than as a result solely of a breach by the applicable Existing Holder of its obligations hereunder) and, if the Remarketing Agent does not purchase such shares in lieu of such purchaser, then the Dividend Reset Rate shall be the Maximum Applicable Rate notwithstanding the other Remarketing Procedures.

     (G) Certain Matters relating to the Remarketing Agent. If there is no Person serving as Remarketing Agent as of the Submission Deadline or if the Remarketing Agent resigns or otherwise refuses or is unable to act as Remarketing Agent hereunder, then the Dividend Reset Rate shall be the Maximum Applicable Rate.

     5. Voting Rights. The Holders shall have the following voting rights with respect thereto:

          (A) Each share of Series B Preferred Stock shall entitle the holder thereof to the voting rights required by applicable law.

          (B) Until the Dividend Reset Date, Holders of shares of the Series B Preferred Stock shall be entitled to vote upon all matters upon which holders of Common Stock have the right to vote, and Holders shall have that number of votes on all such matters per share of Series B Preferred Stock as is equal to the quotient (but in no event more than 5.334) of (i) 8,000,000 divided by (ii) the number of outstanding shares of Series B Preferred Stock (provided, however, if the Company after [Closing Date] shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, then such quotient shall be adjusted proportionately) as of the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded up to the nearest whole number.

          (C) In addition to the voting rights accorded to the Holders of the Series B Preferred Stock in Sections 4(A) and 4(B), the consent of the Holders of at least a Majority of the Series B Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of shareholders called for the purpose, shall be necessary to (i) amend, by way of merger or otherwise, the Articles, so as to (A) affect adversely the rights, preferences or privileges of Holders or (B) authorize, create or issue any shares of (1) Parity Securities that (x) adversely affect the rights of the Series B Preferred Stock to vote separately as a class on any matter or (y) with other existing Parity Securities, have an aggregate liquidation preference in excess of $150.0 million or (2) Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of (1) Parity Securities that (x) adversely affect the rights of the Series B Preferred Stock to vote separately as a class on any matter or (y) with other existing Parity Securities, have an aggregate liquidation preference in excess of $150.0 million or (2) Senior Securities) or (ii) consummate any Business Combination (A) unless (x) the Holders of the Series B Preferred Stock shall have the right to receive or continue to hold in the surviving corporation in such Business Combination the same number of shares of preferred stock with substantially the same rights, preferences and privileges, as correspond to the Series B Preferred Stock held immediately prior to such Business Combination (provided, however, that if the Company or the surviving corporation becomes a Subsidiary of another corporation in such Business Combination and the holders of Common Stock became entitled to receive Capital Stock in such other corporation, then the holders of the Series B Preferred Stock shall be entitled to receive such shares of preferred stock with substantially the same rights, preferences and privileges in such other corporation) and (y) such surviving or other corporation, as the case may be, has immediately after the consummation of such Business Combination no Senior Securities or Parity Securities (other than Parity Securities having an aggregate liquidation preference not in excess of $150.0 million and which do not adversely affect the rights of the Series B Preferred Stock to vote separately as a class on any matter) and (B) unless such Business Combination would not result in a breach of any obligations of the Company under this Statement of Resolution. In all cases where the Holders have the right to vote separately as a class, all such Holders shall be entitled to one vote for each share held by them.

          (D) Whenever, at any time or times, dividends payable on any of the Series B Preferred Stock shall be in arrears in an aggregate amount equivalent to six (6) full quarterly dividends, there shall be vested in the Holders, voting as one class and with one vote for each share, the right to elect two directors of the Company. Such right of the Holders to vote for the election of two directors may be exercised at any annual meeting or at any special meeting called for such purpose, or at any adjournment thereof until all arrearages and dividends on the outstanding shares of Series B Preferred Stock shall have been paid in full or declared and funds sufficient for the payment thereof deposited in trust and when so paid or provided for, then all rights of the Holders under this Section 5(D) shall cease. So long as such right to vote continues, the Secretary of the Company may call, and upon written request of the Holders of ten percent (10%) or more of the outstanding Series B Preferred Stock addressed to him at the principal office of the Company, shall call a special meeting of the Holders for the election of such two directors as provided herein. Such meeting shall be held within fifty (50) days after delivery of such request to such Secretary, at the place and upon the notice provided by law and in the Bylaws of the Company for the holding of meetings of its shareholders. If at any such meeting or any adjournment thereof the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock then entitled to vote in such election shall be present or represented by proxy, then, by vote of the Holders of at least the majority of all such shares of Series B Preferred Stock present or represented in such meeting, the then authorized number of directors of the Company shall be increased by two and the Holders of such shares of Series B Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify; provided, however, that whenever all arrearages and dividends on all outstanding shares of Series B Preferred Stock shall have been paid or declared and funds sufficient for the payment thereof deposited in trust, the term of the office of the persons so elected as directors shall forthwith terminate, and the number of the whole Board shall be reduced accordingly. In case of any vacancy occurring among the directors so elected the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the Holders shall cease to serve as directors before their term shall expire, the Holders may, at a special meeting of such Holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. In any vote under this Section 5(D), each share of Series B Preferred Stock shall be entitled to vote.

     6.     Liquidation  Preference.   In  the   event   of   any
Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B Preferred Stock held by such Holder equal to the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation and no more (such amount being referred to herein as the "Liquidation Preference") before any distribution shall be made to the holders of any Junior Securities upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series B Preferred Stock and all outstanding Parity Securities in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders will be distributed ratably among the Holders of the Series B Preferred Stock and the holders of the Parity Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the Holders of record of the Series B Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

     7.   Redemptions.

          (A) The Series B Preferred Stock may be redeemed by the Company at any time to the extent of funds legally available therefor, in whole but not in part, in the manner provided for in Section 7, at a redemption price per share equal to the Stated Value plus accrued but unpaid dividends to and including the date the redemption price is paid, payable in same day funds, (the "Redemption Price").

          (B) Notice of redemption (the "Notice of Redemption") of the Series B Preferred Stock shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the Holders of record of the Series B Preferred Stock at their respective addresses as they shall appear on the records of the Company, not less than forty-five (45) days nor more than ninety (90) days prior to the date fixed for redemption (the "Redemption Date") (1) notifying such holders of the election of the Company to redeem such shares, of the Redemption Date and the Redemption Price, and
     (2) stating the place or places at which the Series B Preferred Stock shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed.

          (C) If Notice of Redemption shall have been given as hereinbefore provided, each Holder shall be entitled to all preferences, relative and other rights accorded by this resolution (including the right to receive dividends) and the TBCA until and including the Redemption Date. If the Company shall default in making payment on the Redemption Date, then each Holder shall be entitled to all preferences, relative and other rights accorded by this resolution (including the right to receive dividends) and the TBCA until and including the date (the "Actual Redemption Date") when the Company actually makes payment of the Redemption Price to the Holders. From and after the Redemption Date or, if the Company shall default in making payment or delivery as aforesaid, the Actual Redemption Date, the Series B Preferred Stock shall no longer be deemed to be outstanding, and all rights of the Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receipt of amounts to be paid hereunder.

     8. Limitations on Series B Preferred Stock. No share or shares of Series B Preferred Stock the Company acquires through redemption, option, exchange or otherwise will be reissued, and all such shares will be canceled, retired and eliminated from the shares of Series B Preferred Stock which the Company will be authorized to issue. The Company will not issue any further shares of Series B Preferred Stock other than pursuant to Section 3.

     9. Waivers. With the written consent of Holders of a Majority of the Series B Preferred Stock, the obligations of the Company and the rights of the Holders under this Statement of Resolution may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company will promptly give written notice thereof to the Holders who have not previously consented thereto in writing.



           Remainder of page intentionally left blank.



     I, Joseph T. Leary, being the Vice President, Finance and Treasurer of EEX Corporation, do hereby execute this Statement of Resolution, declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of ____________ 1998.



                                   Joseph T. Leary
                                   Vice President and Treasurer

                                       Exhibit 7.2(b)(ii)(A)

                   [FORM OF SERIES A WARRANT]


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF ANY APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        SERIES A WARRANT

No. 1                                           January ___, 1999

        To Purchase [10,500,000] shares of Common Stock, par value $.01 per share, of EEX Corporation

1. Definitions. Unless the context otherwise required, when used herein the following terms shall have the meaning indicated.

     "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Beneficially Own" or "Beneficial Ownership" is  defined  in
     Rules  13d-3  and  13d-5 of the Exchange  Act,  but  without
     taking   into   account  any  contractual  restrictions   or
     limitations on voting or other rights.

     "Board" means the Board of Directors of the Company.

     "Business Combination" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas or New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.


     "Change of Control" shall mean any event constituting (a) the consummation of any Business Combination except where
     (i) the shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock immediately prior to such consummation) (x) forty percent (40%) or more of the Voting Stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, and (y) forty percent (40%) or more of the outstanding common stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, (ii) the members of the Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the Board or the board of directors of the surviving entity immediately after such Business Combination, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the Board or the board of directors of the surviving entity and
     (iii) no Non-Financial Person or Group of Non-Financial Persons is the Beneficial Owner of 20% or more of the total outstanding Voting Stock or common stock of the surviving entity and no Financial Person or Group of Financial Persons is the Beneficial Owner of 35% or more of the total outstanding Voting Stock or common stock of the surviving entity or (b) any Non-Financial Person or Group of Non-Financial persons acquiring Beneficial Ownership of 20% or more of the total outstanding Voting Stock or Common Stock of the Company or any Financial Person or Group of Financial Persons acquiring Beneficial Ownership of 35% or more of the total outstanding Voting Stock or Common Stock of the Company.

     "Common Stock" means the Company's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Warrants.

     "Company" means EEX Corporation, a Texas corporation.

     "Early Exercise Event" means the occurrence of any of the following: (i) an agreement providing for a Business
     Combination is approved by the Board if such Business Combination, if consummated, would result in a Change of Control, (ii) a Tender Offer for the Company's securities is approved or recommended by the Board, (iii) Warburg, Pincus Equity Partners, L.P. and its Affiliates Beneficially Own less than 10% of the outstanding Voting Stock of the Company, (iv) there is a redemption, repurchase or reacquisition by the Company of Rights issued pursuant to the Rights Agreement or any waiver of the application of the Rights Agreement to any Beneficial Owner or (v) any Non-Financial Person or Group of Non-Financial Persons Beneficially Own more than 20% of the outstanding Voting Stock of the Company or any Financial Person or Group of Financial Persons Beneficially Own more than 35% of the outstanding Voting Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Excluded Stock" means (i) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case with is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)(iii)), (ii) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant.

     "Exercise Price" has the meaning given to it in Section 2.

     "Expiration Time" has the meaning given to it in Section 3.

     "Financial Person" means any Person that (i) is, or holds itself out as being, engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities, and (ii) together with its Affiliates is not engaged in (x) any significant activities other than financial services, insurance or investment activities or
     (y) directly or indirectly through Affiliates, in any industrial activities, including the oil and gas and energy industry.

     "Group" means a group as contemplated by Section 13(d)(3) of the Exchange Act.

     "Market Price" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

     "Modified Fully-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, plus all shares of Voting Stock or common stock acquirable pursuant to, or constituting, Common Stock Equivalents, but excluding 50% of the Voting Stock or common stock acquirable pursuant to the then outstanding Warrants.

     "Modified Non-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, and without giving effect to outstanding Common Stock Equivalents, but including (i) 50% of the shares of common stock then acquirable upon exercise of the then outstanding Warrants and (ii) the number of shares of common stock equal to (a) the aggregate Market Price as of the date of such Business Combination of all shares of common stock acquirable upon exercise of all outstanding employee stock options of the relevant entity that have an exercise price of less than the Market Price of common stock as of the date of such Business Combination less the aggregate exercises price of all such options divided by (b) the Market Price of common stock as of the date of such Business Combination.

     "Non-Financial Person" means any Person that is not a Financial Person.

     "Ordinary Cash Dividends" means any cash dividend or distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in
     Section 13 and excluding cash dividends or distributions that resulted in an adjustment to the Exercise Price), does not exceed 5% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Stock" means the Series B 8% Cumulative Perpetual
     Preferred Stock of the Company or successor preferred stock as contemplated by Section 5(C)(ii)(A) of the Statement of Resolution.

     "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to
     Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 22, 1998, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

     "Rights Agreement" means the Rights Agreement dated as of September 10, 1996 between the Company and Harris Trust
     Company of New York, a New York trust company, as amended.

     "Rights" is defined in Section 14.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Shares" is defined in Section 2.

     "Stated Value" is an amount equal to $100.00 per share of Preferred Stock.

     "Statement of Resolution" means the Statement of Resolution relating to the Preferred Stock filed with the Secretary of State of the State of Texas on January _____, 1999.


     "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Shares" has the meaning given to it in Section 2.

     "TBCA" means the Texas Business Corporation Act, as amended, or any successor statute or other legislation.

     "Tender Offer" means any transaction to which Regulation 14D of the Exchange Act applies.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person.

     "Warrantholder" has the meaning given to it in Section 2.

     "Warrants" means collectively this Warrant, the seven year warrants to purchase an aggregate 2,500,000 shares and the seven-year warrants to purchase an aggregate 8,000,000 shares, all of which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, [Name of Warburg, Pincus entity] or its registered assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of [10,500,000] fully paid and nonassessable shares of Common Stock, par value $0.01 per share, (the "Shares") of the Company, at a purchase price of $12.00 per Share (the "Exercise Price"). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Shares", "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant are exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the earlier of August 31, 1999 and the occurrence of an Early Exercise Event but in no event later than 11:59 p.m. Central Time, on January ___, 2009 (the "Expiration Time"), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Houston, Texas (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and
     (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

          (i) by tendering in cash, by certified or cashier's check or by wire transfer payable to the order of the Company; or

          (ii) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company; or

          (iii) by tendering to the Company that number of shares of Preferred Stock rounded to the nearest whole share equal to the aggregate Exercise Price as to which this Warrant is so exercised divided by the sum of (1) the Stated Value of the Preferred Stock plus (2) any accrued but unpaid dividends thereon.

     If the Warrantholder does not exercise this warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding three
     (3) business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding the foregoing, if the Company fails to obtain the approval of the Company's shareholders of the issuance of Common Stock pursuant to this Warrant as contemplated by Section 5.9 of the Purchase Agreement, the Warrantholder may only exercise this Warrant in the manner permitted by Section 3(b)(ii) and upon any such exercise receive, in lieu of the shares of Common Stock, cash in an amount equal to the product of (i) the number of shares of Common Stock that would have been otherwise issuable and
     (ii) the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company, such amount being paid by certified or cashiers check or by wire transfer in same day funds on the fourth business day following such exercise.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (i) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock or such other securities are then listed or traded and (ii) maintain the listing of such Shares or such other securities after issuance. The Company will take all action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Certificates for shares issued upon exercise of this Warrant shall be issued in the name of the Warrantholder. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 2, for a new warrant or warrants of like tenor and date representing the right to purchase in the aggregate a like number of shares. The Company shall maintain at the office or agency described in Section 2 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) by an institutional Warrantholder, or in other cases, indemnity or security reasonably satisfactory to it, and in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant or warrants of like tenor and date, in lieu of this Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information), and it will take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (A) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, on the last trading day immediately preceding such issuance, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be
     (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

               (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

               (iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time
          exercisable)   or  (b)  securities   by   their   terms
          convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in
                         Section  13(A)(i)  and  (ii),  if   any,
                         received   by  the  Company   upon   the
                         issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options,  warrants or  other  rights  to
                         purchase or acquire such convertible  or
                         exchangeable    securities    and    the
                         subsequent   conversion   or    exchange
                         thereof,  shall be deemed to  have  been
                         issued at the time such securities  were
                         issued  or  such  options,  warrants  or
                         rights   were   issued   and    for    a
                         consideration     equal      to      the
                         consideration, if any, received  by  the
                         Company  for  any  such  securities  and
                         related  options,  warrants  or   rights
                         (excluding any cash received on  account
                         of    accrued   interest   or    accrued
                         dividends),    plus    the    additional
                         consideration (determined in the  manner
                         provided  in Section 13(A)(i) and  (ii),
                         if  any,  to be received by the  Company
                         upon  the conversion or exchange of such
                         securities, or upon the exercise of  any
                         related  options, warrants or rights  to
                         purchase or acquire such convertible  or
                         exchangeable    securities    and    the
                         subsequent   conversion   or    exchange
                         thereof;

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding  changes  resulting  from  the
                         anti-dilution provisions thereof (to the
                         extent  comparable to the  anti-dilution
                         provisions   contained   herein),    the
                         Exercise Price and the number of  Shares
                         issuable  upon exercise of this  Warrant
                         as  then  in  effect shall forthwith  be
                         readjusted  to such Exercise  Price  and
                         number  of  Shares as  would  have  been
                         obtained  had  an adjustment  been  made
                         upon   the  issuance  of  such  options,
                         warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                    (5) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (1) or (2) of this Section 13(A) (iii).

          (B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

          (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per share on such record date, less (2) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

          (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of
     (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

          (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

          (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundreth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, respectively, or more.

          (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in
     Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

          (I) Notices. In the event that the Company shall propose to take any action of the type described in this
     Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (J) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14.  Rights.   Whenever the Company shall issue shares of  Common
     Stock upon exercise of this Warrant, the Company shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, or any similar rights issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by the other holders of Common Stock (or evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

15.    Governing  Law.   This Warrant shall be binding  upon  any
     successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Texas and for all purposes shall be construed in accordance with and governed by the laws of Texas, without giving effect to the conflict of laws principles.

16. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Restated Articles of Incorporation.

20. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.


          [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  January ____, 1999

                                   EEX Corporation



                                   J.T. Leary
                                   Vice President - Finance and
Treasurer

                  [Form of Notice of Exercise]


                              Date:


TO:  EEX Corporation

RE:  Election to Subscribe for and Purchase Common Stock

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.


Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be
Issued New Warrant:






                                                          Holder:

                                                              By:

                                                            Name:

                                                           Title:

                                       Exhibit 7.2(b)(ii)(B)

                   [FORM OF SERIES B WARRANT]


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF ANY APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        SERIES B WARRANT

No. 1                                           January ___, 1999

         To Purchase [2,500,000] shares of Common Stock, par value $.01 per share, of EEX Corporation

3. Definitions. Unless the context otherwise required, when used herein the following terms shall have the meaning indicated.

     "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Beneficially Own" or "Beneficial Ownership" is  defined  in
     Rules  13d-3  and  13d-5 of the Exchange  Act,  but  without
     taking   into   account  any  contractual  restrictions   or
     limitations on voting or other rights.

     "Board" means the Board of Directors of the Company.

     "Business Combination" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas or New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.


     "Change of Control" shall mean any event constituting (a) the consummation of any Business Combination except where
     (i) the shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock immediately prior to such consummation) (x) forty percent (40%) or more of the Voting Stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, and (y) forty percent (40%) or more of the outstanding common stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, (ii) the members of the Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the Board or the board of directors of the surviving entity immediately after such Business Combination, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the Board or the board of directors of the surviving entity and
     (iii) no Non-Financial Person or Group of Non-Financial Persons is the Beneficial Owner of 20% or more of the total outstanding Voting Stock or common stock of the surviving entity and no Financial Person or Group of Financial Persons is the Beneficial Owner of 35% or more of the total outstanding Voting Stock or common stock of the surviving entity or (b) any Non-Financial Person or Group of Non-Financial persons acquiring Beneficial Ownership of 20% or more of the total outstanding Voting Stock or Common Stock of the Company or any Financial Person or Group of Financial Persons acquiring Beneficial Ownership of 35% or more of the total outstanding Voting Stock or Common Stock of the Company.

     "Common Stock" means the Company's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Warrants.

     "Company" means EEX Corporation, a Texas corporation.

     "Early Exercise Event" means the occurrence of any of the following: (i) an agreement providing for a Business
     Combination is approved by the Board if such Business Combination, if consummated, would result in a Change of Control, (ii) a Tender Offer for the Company's securities is approved or recommended by the Board, (iii) Warburg, Pincus Equity Partners, L.P. and its Affiliates Beneficially Own less than 10% of the outstanding Voting Stock of the Company, (iv) there is a redemption, repurchase or reacquisition by the Company of Rights issued pursuant to the Rights Agreement or any waiver of the application of the Rights Agreement to any Beneficial Owner or (v) any Non-Financial Person or Group of Non-Financial Persons Beneficially Own more than 20% of the outstanding Voting Stock of the Company or any Financial Person or Group of Financial Persons Beneficially Own more than 35% of the outstanding Voting Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Excluded Stock" means (i) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case with is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)(iii)), (ii) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant.

     "Exercise Price" has the meaning given to it in Section 2.

     "Expiration Time" has the meaning given to it in Section 3.

     "Financial Person" means any Person that (i) is, or holds itself out as being, engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities, and (ii) together with its Affiliates is not engaged in (x) any significant activities other than financial services, insurance or investment activities or
     (y) directly or indirectly through Affiliates, in any industrial activities, including the oil and gas and energy industry.

     "Group" means a group as contemplated by Section 13(d)(3) of the Exchange Act.

     "Market Price" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

     "Modified Fully-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, plus all shares of Voting Stock or common stock acquirable pursuant to, or constituting, Common Stock Equivalents, but excluding 50% of the Voting Stock or common stock acquirable pursuant to the then outstanding Warrants.

     "Modified Non-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, and without giving effect to outstanding Common Stock Equivalents, but including (i) 50% of the shares of common stock then acquirable upon exercise of the then outstanding Warrants and (ii) the number of shares of common stock equal to (a) the aggregate Market Price as of the date of such Business Combination of all shares of common stock acquirable upon exercise of all outstanding employee stock options of the relevant entity that have an exercise price of less than the Market Price of common stock as of the date of such Business Combination less the aggregate exercises price of all such options divided by (b) the Market Price of common stock as of the date of such Business Combination.

     "Non-Financial Person" means any Person that is not a Financial Person.

     "Ordinary Cash Dividends" means any cash dividend or distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in
     Section 13 and excluding cash dividends or distributions that resulted in an adjustment to the Exercise Price), does not exceed 5% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Stock" means the Series B 8% Cumulative Perpetual
     Preferred Stock of the Company or successor preferred stock as contemplated by Section 5(C)(ii)(A) of the Statement of Resolution.

     "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to
     Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 22, 1998, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

     "Rights Agreement" means the Rights Agreement dated as of September 10, 1996 between the Company and Harris Trust
     Company of New York, a New York trust company, as amended.

     "Rights" is defined in Section 14.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Shares" is defined in Section 2.

     "Stated Value" is an amount equal to $100.00 per share of Preferred Stock.

     "Statement of Resolution" means the Statement of Resolution relating to the Preferred Stock filed with the Secretary of State of the State of Texas on January _____, 1999.


     "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Shares" has the meaning given to it in Section 2.

     "TBCA" means the Texas Business Corporation Act, as amended, or any successor statute or other legislation.

     "Tender Offer" means any transaction to which Regulation 14D of the Exchange Act applies.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person.

     "Warrantholder" has the meaning given to it in Section 2.

     "Warrants" means collectively this Warrant, the ten year warrants to purchase an aggregate 10,500,000 shares and the seven-year warrants to purchase an aggregate 8,000,000 shares, all of which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

4. Number of Shares; Exercise Price. This certifies that, for value received, [Name of Warburg, Pincus entity] or its registered assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of [2,500,000] fully paid and nonassessable shares of Common Stock, par value $0.01 per share, (the "Shares") of the Company, at a purchase price of $12.00 per Share (the "Exercise Price"). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Shares", "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant are exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the earlier of August 31, 1999 and the occurrence of an Early Exercise Event but in no event later than 11:59 p.m. Central Time, on January ___, 2006 (the "Expiration Time"), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Houston, Texas (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and
     (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

          (iv) by tendering in cash, by certified or cashier's check or by wire transfer payable to the order of the Company; or

          (v) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company; or

          (vi) by tendering to the Company that number of shares of Preferred Stock rounded to the nearest whole share equal to the aggregate Exercise Price as to which this Warrant is so exercised divided by the sum of (1) the Stated Value of the Preferred Stock plus (2) any accrued but unpaid dividends thereon.

     If the Warrantholder does not exercise this warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding three
     (3) business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding the foregoing, if the Company fails to obtain the approval of the Company's shareholders of the issuance of Common Stock pursuant to this Warrant as contemplated by Section 5.9 of the Purchase Agreement, the Warrantholder may only exercise this Warrant in the manner permitted by Section 3(b)(ii) and upon any such exercise receive, in lieu of the shares of Common Stock, cash in an amount equal to the product of (i) the number of shares of Common Stock that would have been otherwise issuable and
     (ii) the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company, such amount being paid by certified or cashiers check or by wire transfer in same day funds on the fourth business day following such exercise.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (i) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock or such other securities are then listed or traded and (ii) maintain the listing of such Shares or such other securities after issuance. The Company will take all action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

9. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

10. Charges, Taxes and Expenses. Certificates for shares issued upon exercise of this Warrant shall be issued in the name of the Warrantholder. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

11. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 2, for a new warrant or warrants of like tenor and date representing the right to purchase in the aggregate a like number of shares. The Company shall maintain at the office or agency described in Section 2 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) by an institutional Warrantholder, or in other cases, indemnity or security reasonably satisfactory to it, and in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant or warrants of like tenor and date, in lieu of this Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

13. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information), and it will take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (A) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, on the last trading day immediately preceding such issuance, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be
     (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

               (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

               (iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time
          exercisable)   or  (b)  securities   by   their   terms
          convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in
                         Section  13(A)(i)  and  (ii),  if   any,
                         received   by  the  Company   upon   the
                         issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options,  warrants or  other  rights  to
                         purchase or acquire such convertible  or
                         exchangeable    securities    and    the
                         subsequent   conversion   or    exchange
                         thereof,  shall be deemed to  have  been
                         issued at the time such securities  were
                         issued  or  such  options,  warrants  or
                         rights   were   issued   and    for    a
                         consideration     equal      to      the
                         consideration, if any, received  by  the
                         Company  for  any  such  securities  and
                         related  options,  warrants  or   rights
                         (excluding any cash received on  account
                         of    accrued   interest   or    accrued
                         dividends),    plus    the    additional
                         consideration (determined in the  manner
                         provided  in Section 13(A)(i) and  (ii),
                         if  any,  to be received by the  Company
                         upon  the conversion or exchange of such
                         securities, or upon the exercise of  any
                         related  options, warrants or rights  to
                         purchase or acquire such convertible  or
                         exchangeable    securities    and    the
                         subsequent   conversion   or    exchange
                         thereof;

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding  changes  resulting  from  the
                         anti-dilution provisions thereof (to the
                         extent  comparable to the  anti-dilution
                         provisions   contained   herein),    the
                         Exercise Price and the number of  Shares
                         issuable  upon exercise of this  Warrant
                         as  then  in  effect shall forthwith  be
                         readjusted  to such Exercise  Price  and
                         number  of  Shares as  would  have  been
                         obtained  had  an adjustment  been  made
                         upon   the  issuance  of  such  options,
                         warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                    (5) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (1) or (2) of this Section 13(A) (iii).

          (C) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

          (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per share on such record date, less (2) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

          (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of
     (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

          (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant shall after the date of such Business Combination or reclassification be exchangeable for into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

          (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundreth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, respectively, or more.

          (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in
     Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

          (I) Notices. In the event that the Company shall propose to take any action of the type described in this
     Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (J) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

21.  Rights.   Whenever the Company shall issue shares of  Common
     Stock upon exercise of this Warrant, the Company shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, or any similar rights issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by the other holders of Common Stock (or evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

22.    Governing  Law.   This Warrant shall be binding  upon  any
     successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Texas and for all purposes shall be construed in accordance with and governed by the laws of Texas, without giving effect to the conflict of laws principles.

23. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

24. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

25. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

26. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Restated Articles of Incorporation.

27. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.


          [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  January ____, 1999

                                   EEX Corporation



                                   J.T. Leary
                                   Vice President - Finance and
Treasurer

                  [Form of Notice of Exercise]


                              Date:


TO:  EEX Corporation

RE:  Election to Subscribe for and Purchase Common Stock

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.


Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be
Issued New Warrant:






                                                          Holder:

                                                              By:

                                                            Name:

                                                           Title:

                                       Exhibit 7.2(b)(ii)(C)

                   [FORM OF SERIES C WARRANT]


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF ANY APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        SERIES C WARRANT

No. 1                                           January ___, 1999

         To Purchase [8,000,000] shares of Common Stock, par value $.01 per share, of EEX Corporation

5. Definitions. Unless the context otherwise required, when used herein the following terms shall have the meaning indicated.

     "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Beneficially Own" or "Beneficial Ownership" is  defined  in
     Rules  13d-3  and  13d-5 of the Exchange  Act,  but  without
     taking   into   account  any  contractual  restrictions   or
     limitations on voting or other rights.

     "Board" means the Board of Directors of the Company.

     "Business Combination" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas or New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     "Change of Control" shall mean any event constituting (a) the consummation of any Business Combination except where
     (i) the shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock immediately prior to such consummation) (x) forty percent (40%) or more of the Voting Stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, and (y) forty percent (40%) or more of the outstanding common stock of the surviving entity on both a Modified Non Diluted Basis and a Modified Fully Diluted Basis immediately after such Business Combination, (ii) the members of the Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the Board or the board of directors of the surviving entity immediately after such Business Combination, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the Board or the board of directors of the surviving entity and
     (iii) no Non-Financial Person or Group of Non-Financial Persons is the Beneficial Owner of 20% or more of the total outstanding Voting Stock or common stock of the surviving entity and no Financial Person or Group of Financial Persons is the Beneficial Owner of 35% or more of the total outstanding Voting Stock or common stock of the surviving entity or (b) any Non-Financial Person or Group of Non-Financial persons acquiring Beneficial Ownership of 20% or more of the total outstanding Voting Stock or Common Stock of the Company or any Financial Person or Group of Financial Persons acquiring Beneficial Ownership of 35% or more of the total outstanding Voting Stock or Common Stock of the Company.

     "Common Stock" means the Company's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Warrants.

     "Company" means EEX Corporation, a Texas Corporation.

     "Early Exercise Event" means the occurrence of any of the following: (i) an agreement providing for a Business
     Combination is approved by the Board if such Business Combination, if consummated, would result in a Change of Control, (ii) a Tender Offer for the Company's securities is approved or recommended by the Board, (iii) Warburg, Pincus Equity Partners, L.P. and its Affiliates Beneficially Own less than 10% of the outstanding Voting Stock of the Company, (iv) there is a redemption, repurchase or reacquisition by the Company of Rights issued pursuant to the Rights Agreement or any waiver of the application of the Rights Agreement to any Beneficial Owner or (v) any Non-Financial Person or Group of Non-Financial Persons Beneficially Own more than 20% of the outstanding Voting Stock of the Company or any Financial Person or Group of Financial Persons Beneficially Own more than 35% of the outstanding Voting Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Excluded Stock" means (i) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case with is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)(iii)), (ii) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant.

     "Exercise Price" has the meaning given to it in Section 2.

     "Expiration Time" has the meaning given to it in Section 3.

     "Financial Person" means any Person that (i) is, or holds itself out as being, engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities, and (ii) together with its Affiliates is not engaged in (x) any significant activities other than financial services, insurance or investment activities or
     (y) directly or indirectly through Affiliates, in any industrial activities, including the oil and gas and energy industry.

     "Group" means a group as contemplated by Section 13(d)(3) of the Exchange Act.

     "Market Price" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

     "Modified Fully-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, plus all shares of Voting Stock or common stock acquirable pursuant to, or constituting, Common Stock Equivalents, but excluding 50% of the Voting Stock or common stock acquirable pursuant to the then outstanding Warrants.

     "Modified Non-Diluted Basis" shall mean a calculation based on the then outstanding shares of Voting Stock or common stock, as the case may be, and without giving effect to outstanding Common Stock Equivalents, but including (i) 50% of the shares of common stock then acquirable upon exercise of the then outstanding Warrants and (ii) the number of shares of common stock equal to (a) the aggregate Market Price as of the date of such Business Combination of all shares of common stock acquirable upon exercise of all outstanding employee stock options of the relevant entity that have an exercise price of less than the Market Price of common stock as of the date of such Business Combination less the aggregate exercises price of all such options divided by (b) the Market Price of common stock as of the date of such Business Combination.

     "Non-Financial Person" means any Person that is not a Financial Person.

     "Ordinary Cash Dividends" means any cash dividend or distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in
     Section 13 and excluding cash dividends or distributions that resulted in an adjustment to the Exercise Price), does not exceed 5% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Stock" means the Series B 8% Cumulative Perpetual
     Preferred Stock of the Company or successor preferred stock as contemplated by Section 5(C)(ii)(A) of the Statement of Resolution.

     "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to
     Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 22, 1998, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

     "Rights Agreement" means the Rights Agreement dated as of September 10, 1996 between the Company and Harris Trust
     Company of New York, a New York trust company, as amended.

     "Rights" is defined in Section 14.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Shares" is defined in Section 2.

     "Stated Value" is an amount equal to $100.00 per share of Preferred Stock.

     "Statement of Resolution" means the Statement of Resolution relating to the Preferred Stock filed with the Secretary of State of the State of Texas on January _____, 1999.

     "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Shares" has the meaning given to it in Section 2.

     "TBCA" means the Texas Business Corporation Act, as amended, or any successor statute or other legislation.

     "Tender Offer" means any transaction to which Regulation 14D of the Exchange Act applies.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person.

     "Warrantholder" has the meaning given to it in Section 2.

     "Warrants" means collectively this Warrant, the 10 year warrants to purchase an aggregate 10,500,000 shares and the seven year warrants to purchase an aggregate 2,500,000 shares, all of which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, [Name of Warburg, Pincus entity] or its registered assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of [8,000,000] fully paid and nonassessable shares of Common Stock, par value $0.01 per share, (the "Shares") of the Company, at a purchase price of $12.00 per Share (the "Exercise Price"). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Shares", "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant are exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the earlier of August 31, 1999 and the occurrence of an Early Exercise Event but in no event later than 11:59 p.m. Central Time, on January ___, 2006 (the "Expiration Time"), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Houston, Texas (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and
     (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

          (vii) by tendering in cash, by certified or cashier's check or by wire transfer payable to the order of the Company; or

          (viii) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company; or


          (ix) by tendering to the Company that number of shares of Preferred Stock rounded to the nearest whole share equal to the aggregate Exercise Price as to which this Warrant is so exercised divided by the sum of (1) the Stated Value of the Preferred Stock plus (2) any accrued but unpaid dividends thereon.

     If the Warrantholder does not exercise this warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding three
     (3) business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding the foregoing, unless prior to July 30, 2002, the Company elects to permit the exercise of this Warrant as otherwise contemplated by this Section 3 by written notice to the Warrantholders, the Warrantholder may only exercise this Warrant in the manner permitted by
     Section 3(b)(ii) and upon any such exercise receive, in lieu of the shares of Common Stock, cash in an amount equal to the product of (i) the number of shares of Common Stock that would have been otherwise issuable and (ii) the Market Price on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company, such amount being paid by certified or cashiers check or by wire transfer in same day funds on the fourth business day following such exercise.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (i) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock or such other securities are then listed or traded and (ii) maintain the listing of such Shares or such other securities after issuance. The Company will take all action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

12. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

13. Charges, Taxes and Expenses. Certificates for shares issued upon exercise of this Warrant shall be issued in the name of the Warrantholder. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

14. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 2, for a new warrant or warrants of like tenor and date representing the right to purchase in the aggregate a like number of shares. The Company shall maintain at the office or agency described in Section 2 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) by an institutional Warrantholder, or in other cases, indemnity or security reasonably satisfactory to it, and in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant or warrants of like tenor and date, in lieu of this Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

14. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information), and it will take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

           (A) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, on the last trading day immediately preceding such issuance, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be
     (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

               (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

               (iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time
          exercisable)   or  (b)  securities   by   their   terms
          convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in
                         Section  13(A)(i)  and  (ii),  if   any,
                         received   by  the  Company   upon   the
                         issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options,  warrants or  other  rights  to
                         purchase or acquire such convertible  or
                         exchangeable    securities    and    the
                         subsequent   conversion   or    exchange
                         thereof,  shall be deemed to  have  been
                         issued at the time such securities  were
                         issued  or  such  options,  warrants  or
                         rights   were   issued   and    for    a
                         consideration     equal      to      the
                         consideration, if any, received  by  the
                         Company  for  any  such  securities  and
                         related  options,  warrants  or   rights
                         (excluding any cash received on  account
                         of    accrued   interest   or    accrued
                         dividends),    plus    the    additional
                         consideration (determined in the  manner
                         provided  in Section 13(A)(i) and  (ii),
                         if  any,  to be received by the  Company
                         upon  the conversion or exchange of such
                         securities, or upon the exercise of  any
                         related  options, warrants or rights  to
                         purchase or acquire such convertible  or
                         exchangeable    securities    and    the
                         subsequent   conversion   or    exchange
                         thereof;

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding  changes  resulting  from  the
                         anti-dilution provisions thereof (to the
                         extent  comparable to the  anti-dilution
                         provisions   contained   herein),    the
                         Exercise Price and the number of  Shares
                         issuable  upon exercise of this  Warrant
                         as  then  in  effect shall forthwith  be
                         readjusted  to such Exercise  Price  and
                         number  of  Shares as  would  have  been
                         obtained  had  an adjustment  been  made
                         upon   the  issuance  of  such  options,
                         warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                    (5) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (1) or (2) of this Section 13(A) (iii).

          (D) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

          (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per share on such record date, less (2) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

          (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of
     (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

          (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant shall after the date of such Business Combination or reclassification be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

          (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundreth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, respectively, or more.



          (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in
     Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

          (I) Notices. In the event that the Company shall propose to take any action of the type described in this
     Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (J) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Rights. Whenever the Company shall issue shares of Common Stock upon exercise of this Warrant, the Company shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred
     Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, or any similar rights issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by the other holders of Common Stock (or evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

15. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Texas and for all purposes shall be construed in accordance with and governed by the laws of Texas, without giving effect to the conflict of laws principles.


  16. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

  17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

  18. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

  19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Restated Articles of Incorporation.

  20. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.


          [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  January ____, 1999

                                   EEX Corporation



                                   J.T. Leary
                                   Vice President - Finance and
Treasurer

                   [Form of Notice of Exercise]


                               Date:


TO:  EEX Corporation

RE:  Election to Subscribe for and Purchase Common Stock

      The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.


Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be
Issued New Warrant:






                                                           Holder:

                                                               By:

                                                             Name:

                                                            Title:


                                                Exhibit 7.2(b)(iv)

                   REGISTRATION RIGHTS AGREEMENT

                           by and among

                         EEX CORPORATION,

              WARBURG, PINCUS EQUITY PARTNERS, L.P.,
       WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,
       WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.,
                                and
       WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.



                   Dated as of January ___, 1999





                         TABLE OF CONTENTS

1.   Definitions.   1

2.   Securities Subject to this Agreement.   2
     (a)    Registrable Securities                              2
     (b)    Holders of Registrable Securities                   2

3.   Demand Registration.     2
     (a)    Requests for Registration                           2
     (b)    Number of Registrations                             3
     (c)    Effective Registration Expenses                     3
     (d)    No Rights of Company or Other Securityholders to
            Piggyback on
            Demand Registrations                                3
     (e)    Priority on Demand Registrations.                   3
     (f)    Selection of Underwriters                           4
     (g)    Other Registration Rights Agreements                4

4.   Piggyback Registrations. 4
     (a)    Right to Piggyback                                  4
     (b)    Piggyback Expenses                                  4
     (c)    Priority on Primary Registrations                   4
     (d)    Priority on Secondary Registrations                 5
     (e)    Underwritten Offering of Different Classes of
            Securities                                          5
     (f)    Selection of Underwriters                           5

5.   Registration on Form S-3.     5

6.   Holdback Agreements.     6
     (a)    Restrictions on Public Sale by Holder of Registrable
            Securities                                          6
     (b)    Restrictions on Public Sale by the Company          6
     (c)    Deferral of Filing; Suspension of Shelf Registration
            Statement                                           6

7.   Registration Procedures. 7

8.   Registration Expenses.   9

9.   Indemnification; Contribution.     10
     (a)    Indemnification by Company                         10
     (b)    Indemnification by Holder of Registrable Securities10
     (c)    Conduct of Indemnification Proceedings             10
     (d)    Contribution                                       11

10.  Rule 144. 11

11.  Participation in Underwritten Registrations. 12

12.  Miscellaneous. 12
     (a)    Right to Suspend.                                  12
     (b)    Remedies                                           12
     (c)    Amendments and Waivers                             12
     (d)    Registrable Securities Held by the Company or its
            Affiliates                                         12
     (e)    Notices                                            13
     (f)    Successors and Assigns                             13
     (g)    Counterparts                                       13
     (h)    Headings                                           13
     (i)    Governing Law; Jurisdiction                        13
     (j)    Severability                                       13
     (k)    Entire Agreement                                   13
     (l)    Attorney's Fees                                    13

                   REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this ____ day of January 1999, by and among EEX Corporation, a Texas corporation (the "Company"), and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership, (collectively, the "Purchaser").

                             RECITALS:

     This Agreement is made pursuant to the Purchase Agreement, dated December 22, 1998 between the Company and the Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                            AGREEMENT:

     The parties hereby agree as follows:

1.   Definitions.

     (a) As used in this Agreement, the following terms will have the following meanings:

     "Demand  Registration" has the meaning set forth  in  Section
3(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Majority" means 51% or more.

     "Person" means any individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Piggyback Registration" has the meaning set forth in Section
4(a).

     "Preferred Stock" means shares of the Company's Series B 8% Cumulative Perpetual Preferred Stock.

     "Registration Expenses" has the meaning set forth in  Section
8(a).

     "Registration Notice" has the meaning set forth in Section 5.

     "Registrable Securities" means (i) the Shares, (ii) the Warrants and (iii) any securities issued or issuable with respect to the Shares or the Warrants by way of exercise, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Restricted Securities" means the Registrable Securities upon original issuance thereof, subject to the provisions of Section 2(a).

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "SEC" means the Securities and Exchange Commission.

     "Shares" means the shares of Preferred Stock issued and sold pursuant to the Purchase Agreement and shares of Preferred Stock or Common Stock issued or issuable as a dividend on such shares.

     "Underwritten registration" or "underwritten offering" means any registration in which securities of the Company are sold pursuant to a firm commitment underwriting.

     "Warrants" means the warrants issued and sold pursuant to the Purchase Ageement.

     (b) All undefined capitalized terms used herein shall have the meaning set forth in the Purchase Agreement.

2.   Securities Subject to this Agreement.

     (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) has been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing the legend set forth in Section
4.5 of the Purchase Agreement (or other legend of similar import) has been delivered (not subject to any stop transfer order) by or on behalf of the Company and no other restriction on transfer exists.

(b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, disregarding any legal restrictions upon the exercise of such right, whether or not such acquisition has actually been effected.
3.   Demand Registration.

     (a)   Requests for Registration.  Subject to the provisions of
Section 3(b), any holder or holders of the then outstanding Registrable Securities may request at any time a registration by the Company under the Securities Act of all or part of his Registrable Securities (a "Demand Registration"). Within ten days after receipt of such request, the Company will serve written notice by overnight carrier of such registration request to all holders  of  Registrable  Securities  and  will,  subject  to  the provisions  of  Section  3(b), include in  such  registration  all
Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 business days after distribution to the applicable holder of the Company's
notice.   All  requests made pursuant to this  Section  3(a)  will
specify the amount of Registrable Securities to be registered and will also specify the intended method of disposition thereof; provided, however, that such method of disposition will be limited to an underwritten offering if requested by the holders of a Majority of the Registrable Securities requested to be included in such registration.

(b) Number of Registrations. The holders of Registrable Securities will be entitled to request an aggregate of three Demand Registrations. A registration initiated as a Demand Registration will not constitute a Demand Registration (i) unless such registration has been declared effective by the SEC and remains effective for the period set forth in Section 7(a)(iii); provided, however, that, if more than 10% of the Registrable Securities requested to be included in a Demand Registration which is an underwritten registration can be excluded therefrom by reason of the provisions of Section 3(e), the holders of Registrable Securities will be entitled to one additional Demand Registration (in which the Company will pay the Registration Expenses) and (ii) if after such registration has been declared effective by the SEC it is subject to any stop order, injunction or other adverse order or action of the SEC or other governmental authority.
(c)  Effective Registration Expenses.  Except as provided in
Section 3(d), any registration initiated as a Demand Registration, the Company will pay all Registration Expenses, whether or not the registration has been declared effective.
(d) No Rights of Company or Other Securityholders to Piggyback on Demand Registrations. Neither the Company nor any of its securityholders (other than the holders of Registrable Securities in such capacity) has any right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 3, unless (i) such securities are of the same class as the Registrable Securities being registered,
(ii) the holders of a Majority of the Registrable Securities being registered in such registration consent to such inclusion in writing, subject to Section 3(e), (iii) if such Demand Registration is an underwritten offering, the managing underwriters agree that some or all of such securities can be included without adversely affecting such offering or offering price and (iv) the Company or the selling securityholders, as applicable, agree to sell their securities on the same terms and conditions as apply to Registrable Securities and the holders of such Registrable Securities. If any securityholders of the Company (other than the holders of Registrable Securities in such capacity) register securities of the Company in a Demand Registration (in accordance with the provisions of this Section 3(d)), such securityholders will pay the fees and expenses of counsel to such securityholders and their pro rata share of the Registration Expenses if such pro rata share of the Registration Expenses for such registration are not paid by the Company for any reason.
(e) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company and the selling holders of the Registrable Securities in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without adversely affecting the proposed offering or the offering price, the Company will include in such registration the number of Registrable Securities which in the opinion of such underwriters can be sold without adversely affecting the proposed offering or the offering price, and such securities will be allocated pro rata among the holders of Registrable Securities on the basis of the number of the Registrable Securities requested to be included in such registration by their respective holders. If securities (other than Registrable Securities) are proposed to be included by the Company or its other securityholders in a Demand Registration which is an underwritten offering (subject to and in accordance with the provisions of Section 3(d)) and the managing underwriters advise the Company and the selling holders of Registrable Securities in writing that some but not all of said other securities can be sold without adversely affecting the proposed offering or the offering price in such underwritten offering, in addition to all of the Registrable Securities being registered, those securities which are permitted to be included will be allocated (i) first, to the Company and (ii) second, to the securityholders of such securities, allocated among them in such proportions as such securityholders and the Company may agree.
(f) Selection of Underwriters. If any Demand Registration is an underwritten offering, or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a Majority of the Registrable Securities requested to be included in such offering; provided, however, such investment bankers and managers must be reasonably satisfactory to the Company.
(g) Other Registration Rights Agreements. Without the prior written consent of the holders of a Majority of the Registrable Securities, the Company will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.
4.   Piggyback Registrations.

     (a) Right to Piggyback. Whenever the Company proposes to register any securities under the Securities Act, other than pursuant to a Demand Registration under Section 3 (a "Piggyback Registration"), the Company will give written notice to all holders of Registrable Securities of its intention to effect such a registration not later than the earlier to occur of (i) the tenth day following receipt by the Company of notice of exercise of other demand registration rights or (ii) 45 days prior to the anticipated filing date. Subject to the provisions of Sections 4(c) and (d), the Company will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the receipt by the applicable holder of Registrable Securities of the Company's notice. The holders of Registrable Securities will be permitted to withdraw all or any part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the date such Piggyback
Registration becomes effective with the SEC. If a Piggyback Registration is an underwritten offering effected under (i)
Section 4(c), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Company or (ii) Section 4(d), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Piggyback Registration under Section 4(d).

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities included in a Piggyback Registration will be paid by the Company.
(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering without adversely affecting the offering or the offering price, the Company will include in such registration: (i) first, all securities the Company proposes to sell, (ii) second, up to the full number or dollar amount of Registrable Securities requested to be included in such registration in excess of the number or dollar amount of securities the Company proposes to sell which, in the opinion of such underwriters, can be sold without adversely affecting the offering or the offering price (allocated pro rata among the holders of such Registrable Securities on the basis of the dollar amount or number of Securities requested to be included therein by each such holder) and (iii) third, such other securities (provided such securities are of the same class as the securities being sold by the Company) as are requested to be included in such registration equal to the balance, if any, allocated among the holders of such securities in such proportions as the Company and such holders may agree.
(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the dollar amount or number of securities requested to be included in such registration exceeds the dollar amount or number of securities which can be sold in such offering without adversely affecting the offering or the offering price, the Company will include in such registration (i) first, the number or dollar amount of securities which in the opinion of such underwriters can be sold without adversely affecting the offering or the offering price of the securities intended to be included therein on behalf of the holders of the Company's securities, allocated among the holders of such securities in such proportions as the Company and such holders may agree, and (ii) to the extent of the balance, if any, the Registrable Securities requested to be included in such registration, allocated pro rata among the holders of such Registrable Securities on the basis of the dollar amount or number of securities requested to be included therein by each such holder.
(e) Underwritten Offering of Different Classes of Securities. Notwithstanding anything to the contrary in this Section 4, if a Piggyback Registration is an underwritten offering of a class of securities of the Company different from the Registrable Securities proposed to be included in such offering and the managing underwriters advise that in their opinion Registrable Securities of a different class cannot be included in such offering without adversely affecting the offering or the offering price, then the holders of the Registrable Securities shall not be entitled to include Registrable Securities in such registration.
(f) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the sole right to select the investment banker or investment bankers and manager or managers to administer the offering.
5.   Registration on Form S-3.

     As one of its Demand Registration rights provided in Section 3, a holder of the Registrable Securities shall be entitled to request by a notice in writing to the Company ("Registration Notice") that the Company register for resale all or a portion of their Registrable Securities on Form S-3 (or any similar short form registration) if the Company and the transaction then qualify for the use of such short form registration. On receipt of the Registration Notice, the Company will notify all of the holders of Registrable Securities entitled to notice of a proposed registration pursuant to Section 3(a) of such request. Upon receipt by the Company of the Registration Notice, the Company will, subject to Section 6(c) and Section 12(a) use its reasonable best efforts to file a registration statement on Form S-3 (or any similar short form registration) in accordance with the terms of this Section 5 as soon as practicable after receipt of such Registration Notice. The Company will, subject to Sections 6(c) and 12(a), use its reasonable best efforts to maintain the effectiveness of the registration statement until the earlier of
(i) [the tenth anniversary of the closing date] (to the fullest extent permitted by law) or (ii) the date on which the holders of the Registrable Securities Beneficially Own 5% or less of the
Common Stock. All Registration Expenses shall be borne by the Company, except for underwriting commissions and discounts attributable to Registrable Securities sold by the holders thereof, which discounts and commissions shall be paid by such holders. The Company and other holders of securities of the Company may not register securities under a registration statement filed pursuant to this Section 5, without the consent of at least a Majority of the Registrable Securities. A holder of Registrable Securities that are covered by a registration statement pursuant to this Section 5 will give the Company at least 48 hours written notice prior to any resales by such holder thereunder.

6.   Holdback Agreements.

     (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company (other than any distribution of equity securities, substantially pro rata, to its partners or any public sale or distribution of Preferred Stock), including a sale pursuant to Rule 144 under the Securities Act, during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which a holder of Registrable Securities is entitled to participate (except as part of such underwritten registration), to the full extent of the Registrable Securities requested by such holder to be included in such registration statement. Any such restriction as contemplated by this Section 6(a) may only apply once in any twelve month period.

(b) Restrictions on Public Sale by the Company. Except for any resales by the holder of Registrable Securities made pursuant to
Section 5, the Company agrees not to offer, register or effect any sale or distribution on behalf of itself or on behalf of another security holder of the Company's equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities during the 90-day period beginning on (i) the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or as part of an employee benefit plan registered pursuant to registrations on Form S-8 or any successor form to Form S-8) or (ii) the pricing of an underwritten offering pursuant to a shelf registration statement filed pursuant to
Section 5. Any such restriction as contemplated by this Section 6(b) may only apply once in any twelve month period.
(c) Deferral of Filing; Suspension of Shelf Registration Statement. The Company may, subject to the last sentence of this
Section 6(c), defer the filing (but not the preparation) of a registration statement required by Section 3 or Section 5 until a date not later than 90 days (less the number of days during the previous twelve months that the use of a prospectus was suspended pursuant to this Section 6(c) or Section 12(a)) after the date of receipt by the Company of a request for a Demand Registration if at the time the Company receives such request the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders. A deferral of the filing of a registration statement shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 6(c), the Company shall promptly, upon determining to seek such deferral, deliver to each requesting holder a certificate signed by the President or Chief Financial Officer of the Company stating that the Company is deferring such filing pursuant to this Section 6(c). Within 20 days after receiving such certificate, the requesting holder may withdraw such request by giving notice to the Company; if withdrawn, the request for a Demand Registration shall be deemed not to have been made for all purposes of this Agreement. In addition, if the Company receives notice of a proposed sale under a shelf registration statement filed pursuant to Section 5, the Company may, subject to the last sentence of this Section 6(c), give notice to the holder requesting such sale that such sale under such shelf registration statement must be deferred and not made for up to 90 days (less the number of days during the previous twelve months that the use of a prospectus was suspended pursuant to this Section 6(c) or Section 12(a)) after the date of receipt by the Company of such notice of proposed sale if at the time the Company receives such notice, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be made in the prospectus included in such shelf registration statement (but would not be required if such sale were not made) in order to prevent such prospectus from containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein not misleading and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company. A deferral of such proposed sale pursuant to this Section 6(c) shall be lifted, and the sale may be forthwith made if the negotiations or other activities are disclosed or terminated. In order to defer the proposed sale pursuant to this Section 6(c), the Company shall promptly, upon determining to seek such deferral, deliver to such requesting holder, a certificate signed by the President or Chief Financial Officer of the Company stating that the Company is deferring such proposed sale pursuant to this Section 6(c). The Company may defer the filing of a Demand Registration Statement only once during any twelve month period.
7.   Registration Procedures.

     (a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered in accordance with the terms and conditions of this Agreement, the Company will use its best efforts to effect the registration and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (i) prepare and file with the SEC, not later than 30 days after receipt of a request to file a registration statement with respect to such Registrable Securities, a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective; provided, however, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected in accordance with Section
     8(b) by the holders of a Majority of the Registrable Securities being registered in such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; each such registration statement will be on a form for which the Company then qualifies, which is available for the sale of the Registrable Securities in accordance with the intended method of disposition thereof and which is reasonably satisfactory to the holders of a Majority of the Registrable Securities being registered (or the managing underwriters in the case of a firm or best efforts underwriting offering);

          (ii) notify each seller of Registrable Securities of any stop order issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible time if entered;

          (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of such 90-day period (except in connection with an underwritten offering, in which case such registration statement shall be kept effective as long as the underwriters reasonably request in the underwriting agreement), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (iv) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (v) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(v), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (vi) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and prepare and file promptly with the SEC a supplement or amendment to such prospectus or any such document incorporated therein by reference so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (viii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (ix) provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

          (x) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions in connection therewith as the holders of a Majority of the Registrable Securities being registered or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (xi) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (xii) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a Majority of the Registrable Securities being registered or the managing underwriters reasonably request; and

          (xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of
     Section 11(a) of the Securities Act.

     (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request.

8.   Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and counsel for the sellers of the Registrable Securities (subject to the provisions of Section 8(b)) and of all independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), underwriters (excluding discounts and commissions but including liability insurance if the Company so desires or if the underwriters so require), the reasonable fees and expenses of any special experts retained by the Company or at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of liability insurance referred to above and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with each registration hereunder, the Company will reimburse the holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of no more than one counsel (or more than one counsel if an actual conflict exists among such selling holders) chosen by the holders of a Majority of the Registrable Securities being registered.
9.   Indemnification; Contribution.

     (a) Indemnification by Company. The Company agrees to indemnify to the full extent permitted by law, each holder of Registrable Securities, its officers, directors and constituent partners and each Person who controls such holder (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are contained in any information furnished in writing to the Company by such holder expressly for use therein or caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. The Company will reimburse each holder of Registrable Securities, its officers, directors, constituent partners and controlling Persons for any legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions. In connection with a firm commitment or best efforts underwritten offering, the Company will indemnify the underwriters or agents, their officers, directors,
constituent   partners   and  each  Person   who   controls   such
underwriters (within the meaning of the Securities Act and the Exchange Act) or agents to the same extent as provided above (or such greater extent as may be customarily required by the managing underwriters) with respect to the indemnification of the holders of Registrable Securities.

     (b) Indemnification by Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information or affidavit furnished by such holder specifically for such registration statement and then only to the extent of the net proceeds received by such holder of Registrable Securities. The holders of Registrable Securities will reimburse, to the extent of the net proceeds received by the holders of Registrable Securities, the Company, its officers, directors and controlling persons for any legal and other expenses as incurred in connection with investigation or defending any such losses, claims, damages, liabilities, expenses or actions.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the indemnifying party from liability hereunder except to the extent such indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the fees and expenses of such additional counsel or counsels.
(d) Contribution. If the indemnification provided for in Section 9(a) is unavailable or insufficient to hold harmless each of the indemnified parties against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) to which such persons may become subject under the Securities Act, then the indemnifying party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such persons shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the indemnifying party on the one hand, or by such indemnified person on the other, and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 9(d). No person guilty of fraudulent misrepresentation within the meaning of the Act shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.
10.  Rule 144.

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by
(i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement that it has complied with such requirements.

11.  Participation in Underwritten Registrations.

     No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, underwriting agreements and other documents required under the terms of such underwriting arrangements.

12.  Miscellaneous.

     (a) Right to Suspend. The Company may, by notice in writing to each holder of Registrable Securities, require the holder of Registrable Securities to suspend use of any prospectus included in a registration statement filed hereunder if the Company reasonably determines that it contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or that any transaction in  which  the  Company  is engaged or proposes  to  engage  would
require  an  amendment  to  such  registration  statement   or   a
supplement  to  such prospectus (including any such  amendment  or supplement  made through incorporation by reference  to  a  report
filed  under  Section  13 of the Exchange Act).   Each  holder  of
Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 12(a), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of a properly supplemented or amended prospectus, and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies, then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives any such notice, the time period mentioned in Section 7(a)(iii), if applicable, will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of such supplemented or amended prospectus. The Company agrees to use its reasonable best efforts to cause any suspension of use of any prospectus pursuant to this paragraph to be as short a period of time as possible.

(b) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.
(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of at least a Majority of the outstanding Registrable Securities.
(d) Registrable Securities Held by the Company or its Affiliates. For the purposes of Section 3(b), when determining whether the required minimum principal amount or number of Registrable Securities has been requested to be included in a Demand Registration, Registrable Securities held by the Company or any affiliate thereof (other than a Purchaser, if it is such an affiliate), unless they are requested to be included in a registration statement, will not be counted for the purposes of determining whether such required minimum number or principal amount of Registrable Securities has been requested to be so included. Whenever the consent or approval of holders of all or any specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (other than a Purchaser if it is such an affiliate) will not be counted in determining whether such consent or approval was given by such holders.
(e) Notices. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the holder of the Registrable Securities set forth in a registry maintained by the Company, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the holder of the Registrable Securities may designate by ten-day advance written notice.
(f) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

     (g)  Counterparts.  This Agreement may be executed in any number
of   counterparts   and  by  the  parties   hereto   in   separate
counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.
(i) Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflict of law principles. Any holder of Registrable Securities may bring any action or proceeding to enforce or arising out of this Agreement or in the instruments and agreements annexed hereto in any court of competent jurisdiction.
(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be affected or impaired thereby.
(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(l) Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party will be entitled to recover reasonable attorney's fees in addition to any other available remedy.


              Remainder of page intentionally blank.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              EEX CORPORATION



                              Richard S. Langdon
                              Executive Vice President, Finance
                              and Administration and Chief
                              Financial Officer


                              WARBURG, PINCUS EQUITY PARTNERS,
                              L.P.
                              By: Warburg, Pincus & Co.
                              Its: General Partner



                              Jeffrey A. Harris
                              Partner



                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS I, C.V.
                              By: Warburg, Pincus & Co.
                              Its: General Partner



                              Jeffrey A. Harris
                              Partner



                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS II, C.V.
                              By: Warburg, Pincus & Co.
                              Its: General Partner



                              Jeffrey A. Harris
                              Partner
                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS III, C.V.
                              By: Warburg, Pincus & Co.
                              Its: General Partner



                              Jeffrey A. Harris
                              Partner